As filed with the Securities and Exchange Commission on November 18, 2010

Commission File Number: 333-169924

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LOUISIANA FOOD COMPANY
(Exact name of registrant as specified in its charter)

Nevada	2000	27-3257760
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

917 Third Street, Norco, Louisiana 70079
Telephone: (877) 732-2143
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Loflin, 917 Third Street, Norco, Louisiana 70079
(877) 732-2143
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Eric Newlan, Esq.
Newlan & Newlan
800 Parker Square, Suite 205
Flower Mound, Texas 75028
Telephone: (972) 899-4070
Facsimile: (877) 796-3934

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer’ and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			Maximum	Maximum
			Offering	Aggregate	Amount of
Title of Each Class of	Amount to be		Price	Offering	Registration
Securities to be Registered	Registered (1)		Per Unit	Price (2)	Fee (2)

Common Stock,	8,380,000 shares	(3)	$0.80	$6,704,000	$478.00
$.001 par value per share	1,000,000 shares	(4)	$0.80	800,000	57.04

TOTALS	9,380,000 shares			$7,504,000	$535.04	*

*	$200.64 of this amount was previously paid.

(1)
In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and, in accordance with Rule 457, the offering price was determined arbitrarily by our Board of Directors. The non-affiliate selling shareholders may sell shares of our common stock at a fixed price of $.80 per share until our common stock is quoted on the Over-the-Counter Bulletin Board (OTCBB) and thereafter at prevailing market prices or privately negotiated prices; the affiliate selling shareholders, one officer and a promoter, who are considered underwriters, must offer their shares at a fixed price of $.80 per share even if our shares are quoted on the OTCBB.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

(3)	Existing Shareholders.

(4)	Direct Public Offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS
Subject to completion, dated November 18, 2010 LOUISIANA FOOD COMPANY 9,380,000 Shares of Common Stock

This is the initial public offering of Louisiana Food Company.  All costs associated with the registration statement of which this Prospectus is a part will be borne by us.  Of the 9,380,000 shares of common stock offered by this Prospectus, 1,000,000 shares are being sold by us and 8,380,000 shares are being sold by the Selling Shareholders identified in this Prospectus. We will not receive any proceeds from the sale of shares by the Selling Shareholders.

Direct Public Offering Prospectus

1,000,000 of the shares of common stock being offered under this Prospectus are being offered by our company in a direct public offering without any involvement of underwriters or broker-dealers, at a fixed price of $.80 per share.  Should all shares being offered by our company hereunder be sold, we would receive proceeds in the aggregate amount of $800,000.

There has never been a market for our common stock and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market.  We intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board (the “OTCBB”).  We do not yet have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our common stock will develop.  The Direct Public Offering does not require that we sell a minimum number of shares.  The proceeds from the sale of our shares in this Direct Public Offering will immediately be payable to us and used in our operations.  Funds will be deposited in our corporate bank account.  As a result, creditors could attach the funds.

In offering the common stock, our officers and directors will rely on the safe harbor from broker-dealer registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).  The shares will be offered by us for a period of 180 days from the date of this Prospectus, unless extended by our Board of Directors for an additional 90 days.

	Offering Price Per Share	Commissions	Gross Proceeds

1,000,000 Shares of Common Stock	$.80	Not Applicable	$800,000

Resale Offering Prospectus

8,380,000 of the shares of common stock being offered hereunder are being offered by the Selling Shareholders (the “Resale Offering”).  The Non-affiliate Selling Shareholders may sell shares of our common stock at a fixed price of $.80 per share until our common stock is quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices; the Affiliate Selling Shareholders, one officer and a promoter, who are considered underwriters, must offer their shares at a fixed price of $.80 per share even if our shares are quoted on the OTCBB.

The Resale Offering Prospectus is substantively identical to the Direct Public Offering Prospectus, except for the following principal points:

•	each contains different outside front covers;

•	each contains different “Prospectus Summary” sections;

•	each contains different “Use of Proceeds” sections;

•	each contains different “Plan of Distribution” sections, with the “Plan of Distribution” section of the Resale Prospectus containing a description of the Selling Shareholders; and

•	each contains different “Dilution” sections.

We have included herein, immediately following the financial statements, a set of alternate pages to reflect the foregoing differences between the Direct Public Offering Prospectus and the Resale Offering Prospectus, which alternate pages will appear in the Resale Offering Prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES VERY HIGH RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

Dealer Prospectus Delivery Obligation

Until _________________ (90 days from the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this Prospectus is ____________, 2010.

AS WORKS OF ART, OUR PRODUCT LABELS CAPTURE
THE MOVEMENT AND ENERGY THAT IS SOUTH LOUISIANA

You should rely only on the information contained or incorporated by reference in this Prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this Prospectus. Under no circumstances should the delivery to you of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. To the extent that any facts or events arising after the date of this Prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this Prospectus, this Prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this Prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  Before making an investment decision, you should read this Prospectus carefully, including the section entitled “Risk Factors” and the financial statements and the notes thereto.  You should also review the other available information referred to under “Where You Can Find More Information”, as well as any amendment or supplement hereto.  Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to Louisiana Food Company, a Nevada corporation.

The Issuer

Louisiana Food Company was incorporated in the State of Nevada on August 17, 2010.  It is our intention to focus on locating, developing and commercializing food-related business opportunities in the State of Louisiana.

We have established three lines of “Certified” Louisiana specialty food products: (1) packaged dry products, (2) sauce products and (3) coffee products.  We will market our packaged dry products under our “Louisiana Food Company” brand name; we will market our sauce products under our “The Quarter’s” brand name; we market our coffee products under our “Tchoupitoulas Coffee Company” trade name (“Tchoupitoulas” is pronounced “chop-uh-too-lus”). We will sell these specialty food product lines to distributors, directly to retail grocery stores, directly to other retailers and directly to consumers through our online store.  (See “Business”).

In September 2010, we received the first purchase order for our specialty food products.  In November 2010, we completed our first sales to two retail grocery stores and made our first sales directly to consumers through our online store.  By December 1, 2010, we expect to have fulfilled the first orders of our packaged dry products and sauce products.

Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from our specialty food product sales.  Our independent registered public accounting firm (our auditors) included in its audit report an explanatory paragraph as to an uncertainty with respect to our ability to continue as a going concern.  If we are not able to continue as a going concern, it is likely investors will lose their investments.

Our corporate office is located at 917 Third Street, Norco, Louisiana 70079; our telephone number is (877) 732-2143; our corporate web site is www.lafoodco.com.

Securities Offered

This Prospectus relates to the sale of up to 1,000,000 shares of our common stock by our company in a direct public offering without any involvement of underwriters or broker-dealers, at a fixed price of $.80 per share.  (See “Plan of Distribution”).

No Public Market

There is no public market for our common stock.  We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our common stock will make it difficult to sell your shares.  We intend to have a market maker file an application with FINRA for our common stock to become eligible for trading on the OTCBB.

Duration of Offering

This Direct Public Offering of common stock by our company will be made for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Shares Outstanding

Before This Offering.  There are 25,880,000 shares of our common stock issued and outstanding as of the date of this Prospectus.

After This Offering.  Following this Direct Public Offering, if our company sells all 1,000,000 shares offered, there will be 26,880,000 shares of our common stock issued and outstanding.

Offering Proceeds

We are offering a total of 1,000,000 shares of common stock at an offering price of $.80 per share, for a total of $800,000 in proceeds.

Use of Proceeds

Proceeds derived from this Direct Public Offering will be used for equipment purchases, product development, marketing expenses, general and administrative expenses and working capital.  (See “Use of Proceeds”).

No assurance can be given that the proceeds from this Direct Public Offering will be sufficient to accomplish our goals.  If proceeds from this Direct Public Offering are insufficient, we may be required to seek additional capital.  No assurance can be given that we will be able to obtain such additional capital or, if available, that such additional capital will be available on terms acceptable to us.

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the information included in the “Risk Factors” section of this Prospectus, as well as the other information contained in this Prospectus, prior to making an investment decision regarding our common stock.

SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as the financial statements and notes thereto, beginning on page F-1of this Prospectus.  The Balance Sheet Data and the Statement of Operations Data presented below is derived from our audited financial statements.

Balance Sheet Data		Statement of Operations Data
As at 9/30/10		For the Period from Inception (8/17/10) through 9/30/10

Current assets	$27,987	Revenues	$—
Total assets	$40,415	Cost of goods	$—
Total liabilities	$—	Gross profit	$—
Stockholders’ equity	$40,415	Operating expenses	$35,361
		Net loss	$(35,361)
		Net loss per share	$(0.00)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock.  The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business

Our lack of operating history makes it difficult to predict our future operating results.

We were incorporated on August 17, 2010.  For the period from our inception through September 30, 2010, we had no revenues and incurred a net loss of $(35,361).  (See “Management’s Discussion and Analysis of Financial Condition and Results of Operation”).

Because we have a limited operating history, it is difficult to forecast our future operating results.  Additionally, our operations will continue to be subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing new product offerings, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our specialty food products.  Our ability to generate future revenues will be dependent on a number of factors, including overall demand for our specialty food products and market competition.  As with any investment in a company with a limited operating history, ownership of our common stock involves a high degree of risk and is not recommended if an investor cannot reasonably bear the risk of a total loss of his investment.

The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business plan.

In its opinion on our financial statements for the period ended September 30, 2010, our independent auditors raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we do not obtain additional funding for our operations, the value of our common stock could be adversely affected.

As of September 30, 2010, we had $27,987 in working capital and cash of $22,353.  Currently, we possess approximately $25,000 in cash.  Given the current structure of our business, we estimate that our cash position is sufficient to support our operations for at least the next six months.  However, in order for us to expand our current operations and implement our complete business plan, we will be required to obtain additional capital, including through our Direct Public Offering hereunder, or employ other financing alternatives.  No assurance can be given that we will be able to obtain additional funds.  In addition, in the absence of the receipt of additional funding, we may be required to scale back current operations or cease operations completely.

Changes in general economic and political conditions affect consumer spending and may harm our revenues, operating results and/or liquidity.

The United States is currently in a recession.  Our management believes that these weak general economic conditions will continue through 2010 and well into 2011.  The ongoing impacts of rising unemployment and financial market weakness may further exacerbate current economic conditions.  As the economy continues to display weakness, customers may reduce their level of discretionary spending.  A decrease in spending due to lower consumer discretionary income or consumer confidence in the economy could impact the amount consumers spend on specialty food items, like those produced by our company.  These circumstances would likely decrease our revenues and negatively affect our operating results.  Additionally, we believe there is a risk that, if the current negative economic conditions persist for a long period of time and become more pervasive, consumers might make long-lasting changes to their spending behavior, including the purchase of fewer specialty food items, on a more permanent basis.

We may be unable to obtain sufficient capital to pursue our growth strategy.

Currently, we do not have sufficient financial resources to implement our complete business plan. Specifically, we lack the capital to expand quickly our specialty food product distribution channels, to locate and acquire rights to specialty food products owned by third parties and to make acquisitions of existing food companies, should circumstances permit.  There is no assurance that we will be able to generate revenues that are sufficient to sustain our operations, nor can we assure you that we will be able to obtain additional sources of financing in order to satisfy our working capital needs.

If we are unable to retain key personnel, it will have an adverse affect on our business; we do not maintain “key man” life insurance policies on key personnel.

Our operations have been, and will continue to be, dependent on the efforts of David Loflin, our President, and Waddell D. Loflin, our Chief Financial Officer and Corporate Secretary.  The development of our business is dependent on retaining the services of Messrs. Loflin and Loflin. As we cannot afford to hire management personnel, the loss of these persons would adversely affect our products and business and could have a materially adverse effect on our business, operating results and financial condition.

We have not purchased “key man” life insurance policies.  Even if we were to obtain “key man” insurance for Messrs. Loflin and Loflin, of which there is no assurance, the amount of such policies may not be sufficient to cover losses experienced by us as a result of the loss of these persons.

Our management serves us on a part-time basis and conflicts may arise.

David Loflin and Waddell D. Loflin perform employee-like services for us on a part-time basis.  Each of these persons has committed to working up to 30 hours per week for the benefit of our company.  These persons have not been compensated for their services to date and have agreed to work for no cash remuneration, until such time as we generate sufficient revenues for the payment of salaries to our management.  We have not entered into employment agreements with either of these persons; we expect to enter into employment agreements with these persons at an as-yet determined time in the future.  These individuals have other work-related responsibilities outside of our company.  While each will seek to devote sufficient time to allow us to operate on a basis that is beneficial to our shareholders, this goal may not be accomplished and our operating results may be negatively impacted by the unavailability of these key personnel.

Our officers do not have employment agreements with us and could cease working for us at any time, thereby causing us to cease our operations.

Our officers do not have employment agreements with us.  In the absence of employment agreements with a restrictive covenant on their part, these persons could leave us at any time and commence working for a competing company.  Accordingly, the continued services of our officers cannot be assured. If any of our officers were to cease working for us, we might be forced to cease operations.

Our business plan is not based on independent market studies, so we cannot assure you that our strategy will be successful.

We have not commissioned any independent market studies concerning any facet of the specialty food industry. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our management and upon other available information concerning the specialty food industry in the U.S.  If our management’s assumptions prove to be incorrect, we will not be successful in our efforts.

We will need to attract additional management personnel.

We believe our current officers will be able to satisfy our senior management needs for the initial phase of our business plan. Thereafter, we will be required to hire additional executive officers and other staff members with experience in the food industry and in general business matters.  Our inability to hire or retain experienced personnel would severely limit our ability to develop successfully our operations.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in operations, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we do not manage future expansion effectively, our business will be harmed. There is, of course, no assurance that we will experience rapid development in our business.

Potential future acquisitions could be difficult to locate and integrate, divert the attention of key personnel, disrupt our business, dilute shareholder value and adversely affect our financial results.

As part of our business strategy, after we have better established the sales and distribution channels of our current lines of specialty food products, we intend to consider acquisitions of existing food-related businesses, as such acquisition opportunities become available to us.  However, we may not find suitable acquisition opportunities.  Acquisitions involve numerous risks, any of which could harm our business, including:

•
difficulties in integrating the operations, technologies, products, existing contracts, accounting processes and personnel of the target company and realizing the anticipated synergies of the combined businesses;

•	difficulties in supporting customers of the target company or assets;
•	diversion of financial and management resources from our then-existing operations;
•
the price we pay or other resources that we devote to an opportunity may exceed the value we realize, or the value we could have realized, if we had allocated the purchase price or other resources to another opportunity;

•	potential loss of key employees, customers and strategic alliances from either our current business or the business of the target company;
•	assumption of unanticipated problems or latent liabilities, such as problems with the quality of the products of the target company; and
•	inability to generate sufficient revenue to offset acquisition costs.

Acquisitions also frequently result in the recording of goodwill and other intangible assets which are subject to potential impairments in the future that could harm our financial results. In addition, if we finance acquisitions by issuing convertible debt or equity securities, our existing shareholders’ ownership may be diluted. As a result, if we fail properly to evaluate acquisitions, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of those that we anticipate. The failure to evaluate and execute successfully acquisitions or otherwise adequately address these risks could materially harm our business and financial results and, in turn, the market price for our common stock.

We have only a single source for our packaged dry products and a single source for our coffee products.

Currently, we have only a single source for our packaged dry products and a single source for our coffee products. This circumstance leaves us vulnerable to supply interruptions that are beyond our control.  While our management is attempting to diversify our supply sources, there is no assurance that they will be successful in these efforts.  Prospective investors should understand that any product supply interruption can be expected to have a materially adverse effect on our operating results and, likely, an adverse effect on the market price for our common stock.

We rely on oral agreements with the suppliers of our packaged dry products and our coffee products.

Because we rely on oral agreements with the suppliers of our packaged dry products and our coffee products, we are vulnerable to such suppliers’ refusing to sell us needed products.  While we do not anticipate that such a circumstance would arise, should such circumstance, in fact, arise, we would be without legal recourse against such suppliers.  Any product supply interruption can be expected to have a materially adverse effect on our operating results and, likely, an adverse effect on the market price for our common stock.

We have no contractual right to inspect or monitor the third parties who produce products on our behalf.

As we rely on oral agreements with the suppliers of our package dry products and our coffee products, we have no contractual right to inspect or monitor their respective operations.  Due to this circumstance, we will be unable to compel these suppliers to utilize ingredients of the high quality we desire or that these suppliers employ production techniques that would yield products of a consistency we desire.  It can be expected that a diminution in ingredient quality and/or product consistency would have a materially adverse effect on our operating results.

Our company does not own its certified commercial kitchen facility.

For the foreseeable future, we will not own a certified commercial kitchen facility.  Rather, we will rent a certified commercial kitchen facility from a third party.  Should this third party fail to maintain the certification of its commercial kitchen facility, we would be forced to secure the use of another facility.  This circumstance could have a materially adverse effect on our operating results for an indefinite period of time.

We have a small number of customers.

Only one customer delivered a purchase order for our specialty food products during the period from August 17, 2010 (inception), through September 30, 2010.  Our failure to increase our customer base would have a material adverse effect on our results of operations and financial condition.

Our specialty food products are new and do not enjoy name recognition and their regional popularity may not extend beyond the region.

It will be difficult to generate sales of our specialty food products, because they are new and do not enjoy name recognition.  In addition, our specialty food products are versions of long-standing favorites of the South Louisiana region and we cannot assure you that this same popularity will extend beyond South Louisiana.  Our business will fail, should we be unable to attract a large number of purchasers of our new products.

Our product liability insurance may not be adequate to pay a damage award against our company.

While our management believes our current product liability insurance coverage is appropriate for our level of business operations, there can be no assurance that such will be the case.  It is possible that our company would be unable to respond to an award of damages in excess of our policy’s coverage limits.  Should a situation arise, it could result in a materially adverse impact to our then-financial condition.

Competition from other purveyors of food products could adversely affect our revenues and financial condition.

The food business is highly competitive.  We expect competition to intensify in the future.  Numerous brands and products compete for retail shelf space and sales, with competition based primarily on price, quality and convenience.  We compete with a significant number of companies of varying sizes, including divisions or subsidiaries of large, vertically integrated, international companies.  A vast majority of our competitors feature broader product lines and possess substantially greater financial and other resources than does our company.  There can be no assurance that we will be able to compete effectively.  A failure to compete effectively will result in diminished revenue and will have a materially adverse effect on our business, operating results and financial condition.

Changes in food costs could negatively impact our results of operations.

The profitability of our specialty food products business is dependent, in part, on our ability to anticipate and react to changes in the cost of raw products.  Any disruption in the supply of needed items due to quality or availability issues could cause our food costs to fluctuate.  Additional factors beyond our control, including adverse weather conditions and governmental regulation, may affect our cost of raw products.  We may not be able to anticipate and react to these changing costs through our purchasing practices and price adjustments, and the failure to do so could negatively impact our operating results.

Risks Related to this Offering

As there is no minimum offering hereunder, should only a few persons purchase shares, it is likely that they will lose their investments.

Our business plan requires us to obtain $800,000 in order for us to implement our full business growth strategy. Because there is no minimum under this Direct Public Offering, we may not obtain enough capital to implement fully our business plan. In such an event, it is highly likely that any investment in our company would be lost.  In such event, proceeds from this Direct Public Offering may not be sufficient to meet the objectives we state in this Prospectus, other corporate objectives that we may set or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern.  If we fail to raise sufficient capital, it is expected that we would be forced to slow the growth of our business.

Investing in our company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of our common stock is highly speculative and involves significant risks. The common stock should not be purchased by any person who cannot afford the loss of his entire purchase price. The business objectives of our company are also speculative, and we may be unable to satisfy those objectives.  Our shareholders may be unable to realize a substantial, or any, return on their investments and may lose their entire investments.

Risks Related to Our Common Stock

The Selling Shareholders may compete with our company for buyers of shares, making it potentially more difficult for us to raise money.

Simultaneously with the Direct Public Offering, the Selling Shareholders are offering 8,380,000 shares of our common stock pursuant to a Resale Offering Prospectus.  As a result, the Selling Shareholders may compete with us for buyers of shares, thereby making it potentially more difficult for our company to obtain additional funds through sales of our common stock hereunder.  Our failure to raise additional funds could have an adverse impact on our ability to continue as a going concern.

Currently, there is no public market for our common stock; there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading.

Prior to the date of this Prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities.  We intend to have a market maker file an application with FINRA on our behalf for the quotation of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of the registration statement of which this Prospectus is a part.  There can be no assurance as to whether a market maker will actually file the application or that, if filed, such application will be accepted by FINRA.  We are not permitted to file such application on our own behalf.  If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade.  If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

The market price for our common stock may be volatile.

Our common stock is unlikely to be followed by any market analysts and it can be expected that there may be few institutions that will act as market makers for our common stock.  The existence of either of these circumstances could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.  Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions therein.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

Our Board of Directors is authorized to issue shares of preferred stock, which may have rights and preferences detrimental to the rights of the holders of our common stock.

We are authorized to issue up to 5,000,000 shares of preferred stock, $.001 par value.  As of the date of this Prospectus, we have not issued any shares of preferred stock.  Our preferred stock may bear such rights and preferences, including dividend and liquidation preferences, as the Board of Directors may fix and determine from time to time.  Any such preferences may operate to the detriment of the rights of the holders of the common stock being offered hereby.

We do not intend to pay dividends on our common stock.

We intend to retain earnings, if any, to provide funds for the implementation of our business strategy.  We do not intend to declare or pay any dividends in the foreseeable future.  Therefore, there can be no assurance that holders of our common stock will receive any cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

If you purchase shares of our common stock hereunder, you will experience substantial dilution of your investment.

Purchasers of common stock hereunder will suffer substantial and immediate dilution, due to the lower book value per share of our common stock compared to the purchase price per share of our common stock hereunder.  (See “Dilution”).

Purchasers of common stock hereunder will suffer dilution in their ownership, should our currently outstanding warrants be exercised by their holders.

Currently, we have outstanding 5,100,000 currently exercisable warrants to purchase a like number of shares of our common stock.  Purchasers of common stock hereunder will suffer dilution in their ownership, to the extent any of these warrants are exercised by their holders.  However, the exact dilution in ownership cannot be predicted by us.

As a public company, we will incur audit fees and legal fees in connection with the preparation of our required financial reporting under the Exchange Act, which costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this Prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act, including the rules and regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will be required to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will be required to review and assist in the preparation of such reports.  While the fees charged by these professionals for their services cannot be accurately predicted at this time, it can be expected that these fees will have a significant impact on our ability to earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the trading price of our common stock, if a market ever develops, could drop significantly.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our common stock.

FINRA has adopted rules that relate to the application of the SEC’s “penny stock” rules in trading our securities and require that a broker-dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers-dealers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, thereby reducing a shareholder’s ability to resell shares of our common stock.

We anticipate our common stock being quoted on the OTCBB, which may result in limited liquidity and the inability of our shareholders to maintain accurate price quotations of the common stock.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our common stock, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB, as maintained by FINRA.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to, the price of our common stock.

If a market develops for our common stock, sales of our common stock in reliance upon Rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws.  Rule 144 provides, in essence, that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company’s outstanding common stock.  The alternative amount of permissible sales, average weekly trading volume during the four calendar weeks prior to the sale, is not available to our shareholders in that the OTCBB (if and when listed thereon) is not an “automated quotation system”.  Market based volume limitations are not available for securities quoted only over the OTCBB.  As a result of the 2008 revisions to Rule 144, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a shareholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year.  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to registration of shares of common stock of present shareholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any trading market that may develop for our common stock may be restricted by virtue of state securities “Blue Sky” laws, which prohibit trading absent compliance with individual state laws; these restrictions may make it difficult or impossible to sell shares of our common stock in those states.

There is no public market for our common stock and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions (commonly referred to as “Blue Sky” laws).  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.  These restrictions prohibit the secondary trading of our common stock.  We currently do not intend and may not be able to qualify our common stock for resale in the approximately 17 states which do not offer “manual exemptions” and require shares to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be a limited one.

Any market that develops in shares of our common stock will be subject to the “penny stock” restrictions which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock”, for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our common stock will be considered a “penny stock” for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination; and

•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded.  In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock.  Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock. (See “Penny Stock” under “Plan of Distribution”).

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights in favor of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a specific provision that eliminates the liability of directors for monetary damages to our company and our shareholders.  Further, we intend to give such indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under employment agreements with our executive officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit our company and our shareholders.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless, in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.  The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors are likely to materially reduce the market for, and price of, our common stock, if such a market ever develops.

THE FOREGOING LIST OF RISK FACTORS SETS FORTH ONLY THE MOST SIGNIFICANT FACTORS THAT MAKE THIS OFFERING RISKY AND DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING.

PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN LOUISIANA FOOD COMPANY.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our common stock, the offering price and other terms and conditions relative to our common stock have been arbitrarily determined by our Board of Directors and do not bear any relationship to assets, earnings, book value or any other objective criteria of value.  In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the common stock or the fairness of the offering price used for the common stock.

USE OF PROCEEDS

This offering is being made as a Direct Public Offering, without the involvement of underwriters or broker-dealers. The table below sets forth the use of proceeds from this Direct Public Offering, assuming (a) 25%, (b) 50%, (c) 75% and (d) 100% of the common stock offered in this Direct Public Offering is sold.

	Assuming	Assuming	Assuming	Assuming
Item of Expenditure	25% Sold	50% Sold	75% Sold	100% Sold

Equipment purchases (1)	$8,000	$20,000	$38,000	$80,000
Product development (2)	30,000	60,000	90,000	120,000
Marketing expenses (3)	40,000	80,000	120,000	160,000
Inventory purchases (4)	25,000	50,000	75,000	100,000
General and administrative expenses (5)	50,000	50,000	100,000	125,000
Working capital (6)	47,000	140,000	177,000	215,000
Total	$200,000	$400,000	$600,000	$800,000

(1)	In order of priority: a continuous tabletop band sealer, a bag filler, a shrink wrapper, a vertical weigh fill and seal system, a console band sealer, a coder, a converter, a van and a fork lift.
(2)	Recipe development and consumer testing.
(3)	Internet advertising, including Google AdSense®, and point-of-purchase materials.
(4)	Inventory purchases will be allocated among our products, depending on their respective sales levels.
(5)	Professional costs associated with being a public company, as well as additional rent expense and increased employee expenses as our operations expand.
(6)	Working capital is to be held in reserve for use in our taking advantage of as-yet unidentified business opportunities.

The foregoing statement of anticipated use of proceeds is subject to change by our management, depending on current market conditions and other factors.

Assuming 50,000 shares (5%) of the common stock offered in this Direct Public Offering are sold, we anticipate that the proceeds ($40,000) would permit us to sustain our current level of operations for the next 12 months.

Assuming all 1,000,000 shares of common stock offered in this Direct Public Offering are sold, we anticipate that the proceeds ($800,000) would permit us to pursue our complete business plan and to operate for at least the next 12 months.  By “complete business plan”, we refer, in effect, to the first phase of our corporate development, that is, the development of our product distribution channels, including the development of our Charter Independent Distributor program, and our online store.

There can be no assurance that we will derive any funds through this Direct Public Offering.  If only a minimal amount of funds is derived, our management will utilize any such funds in accordance with their best business judgment.

PLAN OF DISTRIBUTION

The 1,000,000 shares of common stock to be offered by us in this Direct Public Offering will be offered for a period of 180 days from the date of this Prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares of common stock that must be sold by us for this Direct Public Offering to proceed and, consequently, we will retain the proceeds from the sale of any of the offered shares.  The offering is being conducted on a self-underwritten, best-efforts basis, which means our officers and directors will attempt to sell the shares of common stock.  This Prospectus will permit our officers and directors to sell the shares directly to the public; these persons will receive no commission or other remuneration for sales of any shares of common stock sold by them.

After the effective date of the registration statement of which this Prospectus is a part, we intend to advertise, through print notices, and hold investment meetings in various states where this Direct Public Offering will be registered.  We will not use the Internet to advertise this Direct Public Offering.  We will also distribute this Prospectus to potential investors at meetings and to the friends, family members and business acquaintances of our officers and directors.

In connection with our company’s selling efforts in this Direct Public Offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act.  Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.  None of our officers, directors or promoters is subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Our officers and directors will not be compensated in connection with their participation in this Direct Public Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our common stock.  None of our officers and directors is now, nor has been within the past 12 months, a broker or dealer, and none has been, within the past 12 months, an associated person of a broker or dealer.  At the end of this Direct Public Offering, our officers and directors will continue primarily to perform substantial duties for our company or on its behalf otherwise than in connection with transactions in securities.  Neither of these persons will participate in selling an offering of securities for any issuer more than once every 12 months, other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, our common stock will be offered or sold in a state only if it has been registered or qualified for sale, in which there is available an exemption from such registration or in which our company has met the qualification requirements.  In addition, and without limiting the foregoing, our company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to securities transactions during the period of time when the registration statement of which this Prospectus is a part is effective.

As of the date of this Prospectus, Louisiana Food Company has 25,880,000 shares of common stock issued and outstanding.  An additional 1,000,000 shares of our common stock are being offered for sale hereunder by our company at a fixed price of $.80 per share.

Procedures for Subscribing.  If you decide to subscribe for any shares of our common stock in this Direct Public Offering, you must:

•	execute and deliver to us a subscription agreement for acceptance or rejection; and
•	deliver funds to us, in the manner set forth in the subscription agreement.

The subscription agreement requires you to disclose your name, address, telephone number, the number of shares you are purchasing and the price you are paying for your shares.

Right to Reject Subscriptions.  We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for shares of our common stock will be accepted or rejected within 48 hours after we receive them.

Penny Stock

SEC Rule 15g-9 establishes the definition of a “penny stock”, for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our common stock will be considered to be a “penny stock” for the immediately foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person's account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of the investor and make a reasonable determination that the transactions in penny stocks are suitable for that investor and that the investor has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination, and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our common stock.  (See “Risk Factors”).

STATE SECURITIES (BLUE SKY) LAWS

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws and regulations of various states, commonly referred to as "Blue Sky" laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the common stock and of purchasers to purchase the common stock.  Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

The Selling Shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and/or purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual which, once published, would provide us with "manual" exemptions in 33 states, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "Standard Manuals Exemptions".

33 states have what is commonly referred to as a "manual exemption" for secondary trading of securities, such as those to be resold by the Selling Shareholders pursuant to this Prospectus.  In these states, so long as we obtain and maintain a listing in an acceptable manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and, thus, this qualification, until after the registration statement of which this Prospectus is a part is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DILUTION

If you purchase shares of our common stock from us in this Direct Public Offering, your investment will be diluted to the extent of the difference between the public offering price of $.80 per share and the net tangible book value of our common stock after this offering.  Our net tangible book value as of September 30, 2010, was $29,932, or $.001 per share.  Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of shares of our common stock in this Direct Public Offering and the net tangible book value per share immediately after completion of this Direct Public Offering.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the common stock being offered.

The tables below illustrate the dilution to new investors, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the common stock offered in our Direct Public Offering is sold.

Assuming the Sale of 1,000,000 Shares of Common Stock (100%)

Direct Public Offering price per share	$0.80
Net tangible book value per share as of September 30, 2010	$0.001
Increase in net tangible book value per share after giving effect to this Direct Public Offering	$0.03
Pro forma net tangible book value per share as of September 30, 2010	$0.031
Dilution in net tangible book value per share to new investors	$0.769

Assuming the Sale of 750,000 Shares of Common Stock (75%)

Direct Public Offering price per share	$0.80
Net tangible book value per share as of September 30, 2010	$0.001
Increase in net tangible book value per share after giving effect to this Direct Public Offering	$0.023
Pro forma net tangible book value per share as of September 30, 2010	$0.024
Dilution in net tangible book value per share to new investors	$0.776

Assuming the Sale of 500,000 Shares of Common Stock (50%)

Direct Public Offering price per share	$0.80
Net tangible book value per share as of September 30, 2010	$0.001
Increase in net tangible book value per share after giving effect to this Direct Public Offering	$0.015
Pro forma net tangible book value per share as of September 30, 2010	$0.016
Dilution in net tangible book value per share to new investors	$0.784

Assuming the Sale of 250,000 Shares of Common Stock (25%)

Direct Public Offering price per share	$0.80
Net tangible book value per share as of September 30, 2010	$0.001
Increase in net tangible book value per share after giving effect to this Direct Public Offering	$0.008
Pro forma net tangible book value per share as of September 30, 2010	$0.009
Dilution in net tangible book value per share to new investors	$0.791

The price of the current offering is fixed at $0.80 per share. This price is significantly greater than the price paid by any of our current shareholders, including one of our officers and a promoter.  Our current shareholders have paid an average of approximately $.003 per share, including the value of shares issued in consideration of personal property, intellectual property and services, which value is $.797 per share lower than the $.80 per share fixed offering price in this Direct Public Offering.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share.  As of the date of this Prospectus, there were 25,880,000 shares of our common stock issued and outstanding, held by 37 holders of record; a total of 5,100,000 shares are reserved for issuance upon the exercise of a like number of currently exercisable warrants; and there are no shares of preferred stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.  This description does not purport to be a complete description of all of the rights of our shareholders and is subject to, and is qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this Prospectus is a part.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (iii) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect.

On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

A “plurality” means the excess of the votes cast for one candidate over any other.  When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Please refer to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our common stock.

Preferred Stock

The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our shareholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this Prospectus is a part.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of our Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for, or preventing, a third party from acquiring control of our company or changing our Board of Directors and management.  According to our Articles of Incorporation and Bylaws, the holders of our common stock do not have cumulative voting rights in the election of our directors.  The combination of the present ownership by a few shareholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other shareholders to replace our Board of Directors or for a third party to obtain control of our company by replacing our Board of Directors.

Anti-Takeover Effects of Nevada Law

Business Combinations.  The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or
•
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.  Our Articles of Incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.  The effect of this business combination law is to potentially discourage parties interested in taking control of Louisiana Food Company from doing so if our Board of Directors does not approve.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

We currently have outstanding 5,100,000 warrants to purchase a like number of shares our common stock at an exercise price $.10.  These warrants are exercisable for two years from their respective dates of issuance, variously from August 2012 to September 2012.

BUSINESS

General

We incorporated in the State of Nevada on August 17, 2010, under the name Louisiana Food Company.  Our corporate office is located at 917 Third Street, Norco, Louisiana 70079; our telephone number is (877) 732-2143; our corporate web site is www.lafoodco.com.

It is our company’s objective to focus on developing and commercializing food-related business opportunities in the State of Louisiana, whether eating establishments or Louisiana-based specialty food products.  Our company is committed to locating and developing these business opportunities throughout Louisiana and, when appropriate, expanding these business opportunities beyond Louisiana’s borders.

Our management believes there to be a multitude of small, locally-owned food businesses throughout Louisiana, the products of which are worthy of national distribution.  Our management further believes that we have the opportunity to bring to these locally produced and sold Louisiana-centric specialty food products to the national market, by way of distribution agreements, private label arrangements or acquisition.

As part of our business strategy, after we have better established the sales and distribution channels of our current lines of specialty food products, we intend to consider acquisitions of existing food-related businesses, as such acquisition opportunities become available to us.  There is no current arrangement or understanding between our company and any other company or person with regard to a merger or acquisition transaction.

Background

South Louisiana, where our company is based, more than any other part of the United States, holds its cuisine near and dear to its heart.  The region’s cuisine is the embodiment of the cultures and traditions brought by its settlers from Europe, Africa, the Caribbean and Canada and shared, neighbor to neighbor, over hundreds of years.

It is in this mysterious intertwining of cultures and traditions that our company’s founder, David Loflin, finds his heritage – he is a Cajun, born and raised in South Louisiana.

It seems most have heard of Cajun and Creole cuisine, though few actually are able to recite their respective origins.  Simply put, Cajun cuisine is rooted in the kitchens of rural Southern Louisiana and Creole cuisine is rooted in the more sophisticated kitchens of New Orleans.  Our company is dedicated to bringing the best foods of Louisiana to the supermarkets and specialty shops throughout the United States.

Current Status

We have established three lines of “Certified” Louisiana specialty food products: (1) packaged dry products, (2) sauce products and (3) coffee products.  We will market our packaged dry products under our “Louisiana Food Company” brand name; we will market our sauce products under our “The Quarter’s” brand name; we market our coffee products under our “Tchoupitoulas Coffee Company” brand name (“Tchoupitoulas” is pronounced “chop-uh-too-lus”). We will sell these specialty food product lines to distributors, directly to retail grocery stores, directly to other retailers and directly to consumers through our online store.

Shortly following our incorporation in August 2010, our management located a small specialty food company, Cajun Fry Co., Inc., located in Pierre Part, Louisiana, that produces authentic Louisiana specialty food products.  We have entered into an oral agreement pursuant to which Cajun Fry produces, on our behalf, our packaged dry products in bulk.  We will produce our own sauce products in our Norco, Louisiana, commercial kitchen facility.  We have entered into an oral agreement with Covington, Louisiana-based New Orleans Roast, LLC, whereby it produces, on our behalf, our coffee products.

In September 2010, we received the first purchase order for our specialty food products.  In November 2010, we completed our first sales to two retail grocery stores and made our first sales directly to consumers through our online store.  By December 1, 2010, we expect to have fulfilled the first orders of our packaged dry products and sauce products.

As discussed below, we have secured one person who has become a Charter Independent Distributor of our products.  We have committed to deliver our specialty food products to this person during the first week of December 2010.  Due to the strong response from our first advertising efforts, our management intends to continue to pursue additional persons who wish to become Charter Independent Distributors.  There is no assurance that we will be successful in attracting person who wish to become Charter Independent Distributors.

“Certified” Louisiana

Because each of our products is produced locally in Louisiana, we applied for, and have been granted, a license by the Louisiana Department of Agriculture and Forestry to affix, as appropriate, the Department’s “Certified” logos to our products, as follows:

•	“A Product of Louisiana: Certified”;
•	“A Product of Louisiana: Certified Cajun”; and
•	“A Product of Louisiana: Certified Creole”.

Our Products

Under our “Louisiana Food Company” brand name, we will offer the following packaged dry products, which are available for purchase and are to begin to be shipped prior to December 1, 2010:

Jammin’ Jambalaya (Mild, Hot, Creole and Vegetarian)*	Acadiana Dirty Rice*
A delicious, authentic taste of South Louisiana.	A gift from the Heart of Cajun country.

Bayou Moon Jamasta (Mild and Hot)*	Fais do-do Gumbo*
A reflection of the cultural mix that is the French Quarter.	It’ll have you dancing by the bottom of the bowl!

Breaux Bridge Etouffee*	Bon Temps Lou’siana Fry (Mild and Hot)
Acadian pioneer Firmin Breaux would be so proud.	Mardi Gras anytime you feel like it!
* When prepared according to package directions, makes four servings.

Under our “Louisiana Food Company” brand name, as soon as we have obtained approval of our proposed product labels (expected prior to December 31, 2010), we will begin to offer the following packaged dry products:

Red Stick Red Beans*	Pirogue Rice
A worthy tribute to the State’s Capitol, Baton Rouge.	A long-grain rice ideal for your favorite dishes.

Elysian Fields Black-Eyed Peas*
A memorable gourmet treat anytime you desire.
* When prepared according to package directions, makes four servings.

Under our “The Quarter’s” brand name, we will offer the following sauce products as soon as we have obtained approval of our proposed product labels (expected prior to December 15, 2010)

The Quarter’s Pasta Sauce	The Quarter’s Creole Sauce
An Italian marinara sauce with a dash of New Orleans.	A faithful Creole-style sauce that’s great over rice.

Under our “Tchoupitoulas Coffee Company” brand name, we offer the following coffee products, all of which are currently available:

Dark Roast Coffee (Whole Bean, Ground)	Dark Roast Decaffeinated Coffee (Whole Bean, Ground)
Medium Roast Coffee (Whole Bean, Ground)	Chicory Blend (Whole Bean, Ground)

Our Association with Edible Enterprises

In September 2010, we entered into a lease for our corporate headquarters in Norco, Louisiana.  We selected this location for our headquarters, inasmuch as the facility (the “Edible Facility”) is owned and operated by Edible Enterprises, a food technology incubator established by the River Parish Community Development Corporation (“RPCDC”).  Our management believes that the Edible Enterprises facility offers our company extremely economical access to FDA-approved commercial kitchen facilities, as well as food packaging, distribution and marketing consultation.

The Norco Community Economic Development Foundation, in conjunction with the RPCDC, supports Edible Enterprises.  Edible Enterprises operates in accordance with its Mission Statement: “Our mission is to provide culinary entrepreneurs with all the tools necessary to develop and successfully market specialty food products, thereby creating jobs and positively impacting the economic development of the River Parishes [generally, the Parishes from Baton Rouge and New Orleans] and Greater New Orleans regions.”

The Edible Facility contains approximately 12,000 square feet and includes an FDA-approved commercial kitchen, a processing kitchen and freezer, cooler and dry storage.  The Edible Facility also contains an adequate shipping and receiving area.  We rent the FDA-approved kitchen at the Edible Facility at the rate of $20 per hour, for the packaging of our dry products and coffee products and the production of our sauce products.  We also lease a small office at the Edible Facility.

Our Competitive Strengths and Weaknesses

We believe our company has the following competitive strengths:

•	Our products are high-quality, good-tasting and affordable;
•	We have low overhead costs;
•	Our product storage costs are included in our office lease;
•	We have implemented strong customer service and distributor relations programs; and
•	Our online store is easily navigated by our customers and our distributors.

We believe our company has the following competitive weaknesses:

•	Our products are new and do not enjoy brand name recognition;
•	Our management does not possess experience in the specialty food industry;
•	Our lack of a customer base to which to sell our specialty food products;
•	Our limited operations;
•	Our company possesses limited capital; and
•	Our company has limited personnel.

Industry Overview

Packaged Dry Goods and Sauces.  According to National Association for the Specialty Food Trade’s annual State of the Specialty Food Industry 2009, the specialty food industry represented more than $60 billion in U.S. sales, with 80% of these sales being made through retailers, including supermarkets, natural food stores and gourmet shops.

Coffee.  We believe that the specialty coffee industry will continue to enjoy strong demand for its products.  Several factors will contribute to this sustained demand for specialty coffee, including: consumer awareness of specialty coffee, due to its increasing availability; increased quality differentiation over commercial-grade coffees by consumers; and ease of preparation of specialty coffees resulting from the increased use of automatic drip coffee makers and home espresso machines.

Product Procurement and Production

Packaged Dry Goods and Sauces.  Shortly following our incorporation in August 2010, our management located a small specialty food company, Cajun Fry Co., Inc., located in Pierre Part, Louisiana, that produces authentic Louisiana specialty food products.  We have entered into an oral agreement pursuant to which Cajun Fry produces, on our behalf, our packaged dry products in bulk.  We, then, package and sell these dry products under our “Louisiana Food Company” brand name.

We will produce our own sauce products in the Edible Facility and market them under our “The Quarter’s” brand name.

Coffee.  We have entered into an oral agreement with Covington, Louisiana-based New Orleans Roast, LLC, whereby this company produces, on our behalf, our coffee products in bulk.  We, then, package and sell these coffee products under our “Tchoupitoulas Coffee Company” brand name.

Quality Control

We use only first quality ingredients for our specialty food products.  Our officers will assure strict adherence to our production procedures and quality standards for all products manufactured by us.  These persons intend also to monitor production procedures and quality standards at each of the facilities from which we purchase, in bulk, our specialty food products. However, currently, we do not have a contractual right to inspect or monitor these third-party production facilities.

Ingredients

Packaged Dry Goods and Sauces.  We use, and our suppliers use, only the best available ingredients in manufacturing our packaged dry products and coffee products.  At this time, we do not anticipate any material restrictions on availability or shortages of ingredients that would have a significant impact on the production of our packaged dry products.

While all necessary ingredients are available from numerous independent suppliers locally, these ingredients are subject to fluctuations in price attributable to a number of factors, including weather conditions during the growing and harvesting seasons.  At this time, we do not anticipate any material restrictions on availability or shortages of ingredients that would have a significant impact on the production of our sauces.

Coffee.  The supplier of our bulk coffee products procures only the highest quality arabica beans available from the world’s coffee-producing regions through wholesale vendors.  We believe this supplier and its sources of whole bean coffee to be reliable, in terms of both availability of supply and consistency of product quality.

Charter Independent Distributor Program

With the backdrop of today’s sluggish economy and with the knowledge that Americans are resourceful, our management created our Charter Independent Distributor Program.  This program is designed to be a low-entry-cost opportunity for individuals and small businesses to increase their monthly cash flow, by owning and operating a Louisiana Food Company distributorship on either a full-time or part-time basis.

Under this program, for an initial, up-front investment of $500, an individual or small business becomes a Charter Independent Distributor of our company’s products.  For this initial investment, the distributor will be shipped enough product inventory, product displays and signage for the establishment of three retail (display) locations.  Distributors will reorder our products through our company’s secure online store that is a part of our website (www.lafoodco.com).

We have secured one person who has become a Charter Independent Distributor of our products.  We have committed to deliver our specialty food products to these persons during the first week of December 2010.  Due to the strong response from our first advertising efforts, our management intends to continue to pursue persons who wish to become Charter Independent Distributors.  There is no assurance that we will be successful in attracting person who wish to become Charter Independent Distributors.

Online Store

General.  As a part of our website (www.lafoodco.com), we have created an online store, through which customers are able to purchase all of our available specialty food products.  Currently, our customers may purchase the following products through our online store: Jammin’ Jambalaya, Breaux Bridge Etouffee, Acadiana Dirty Rice, Bayou Moon Jamasta, Fais do-do Gumbo, Bon Temps Lou’siana Fry and all of our coffee products.  In addition, we have created a password-protected section of our online store, through which our distributors will reorder products.

Convenient Shopping.  Our online store is available 24 hours a day, seven days a week to all Internet users. This online store enables us to market our specialty food products in all areas.  Through our planned Internet-based advertising program, we hope to attract an ever-increasing number of potential customers to our online store.  We believe that the convenience of our online shopping experience and the quality of our products will cause first-time customers to become repeat customers.

Customer Service.  We have established an e-mail based customer service program, by which customers are able to resolve order and product questions.  In addition, it is our company’s policy to make all of our customers satisfied with their purchases.

Paying for Orders.  To pay for orders, a consumer must use a credit card, which is authorized during the checkout process.  Charges are assessed against the card when the order is placed.  Our online store uses available security technologies, including 128-bit encoding encryption technology, to assure our customers of transactional security.

Distribution and Marketing

Promotion of Products.  We intend to distribute our specialty food products throughout the United States. To achieve this objective, we have begun to implement a multi-faceted distribution and marketing strategy with respect to our lines of specialty food products.  This distribution and marketing strategy includes the methods discussed below.

Internet Advertising.  We have begun to expend funds in advertising our products over the Internet via established Internet advertising systems, including Google AdSense®.  Our management anticipates that this Internet advertising will drive customer traffic to our website, which, we believe, will translate into sales of our specialty food products directly from our online store.  We have also begun to advertise over the Internet for participants in our Charter Independent Distributor Program.  To date, we have only advertised our Charter Independent Distributor Program on free web sites, including the popular Craig’s List web site.  Due to the strong response from potential distributors to this advertising strategy, our management has determined to delay the use of for-pay advertising options, which include local newspapers and established Internet advertising systems.

Charter Independent Distributor Program.  We expect this program will be the most dynamic of our marketing strategies.  As we attract Charter Independent Distributors through our advertising, we expect our product sales to increase.  Each Charter Independent Distributor will pay $500 for the first supply of products, retail displays and signage, then will reorder products through our online store.  These Charter Independent Distributors will then utilize their existing contacts to place our specialty food products in retail locations.  These distributors have non-exclusive rights to sell our products in their respective territories.  We have secured one person who has become a Charter Independent Distributors of our products.  We have committed to deliver our specialty food products to these persons during the first week of December 2010.  Due to the strong response from our first advertising efforts, our management intends to continue to pursue persons who wish to become Charter Independent Distributors.  There is no assurance that we will be successful in attracting person who wish to become Charter Independent Distributors.

National Retail Accounts.  We plan also to distribute our products directly to national retail accounts based on purchase order relationships.  These accounts would include grocery stores, convenience stores, retail drug stores and specialty food stores.  We intend to pursue this mode of distribution beginning in January 2011.

Point-of-Purchase (POP) Materials.  Initially, all of our specialty food products will be placed in custom display stands and accompanied by signage intended to attract the attention of shoppers and to promote further our “Louisiana Food Company” packaged dry products, our “The Quarter’s” sauce products and our “Tchoupitoulas Coffee Company” products.  We intend to enhance our current POP materials by developing new promotional items on a periodic basis.

Transportation.  To transport our specialty food products, we will contract with independent trucking companies to transport our products from our Edible Facility to distributors and retailers.  Distributors will then re-stock and merchandise our products at their established retail outlets.

Future Brands

Our management has developed brand concepts that we intend to develop in the future, as funds become available for such efforts.  These brands include  Parkson FoodsTM, which has been reserved for locally-produced Louisiana food products that we develop or discover and that are not a match for the “Louisiana Food Company” brand name.

Insurance

We have purchased a product liability insurance policy that provides $1,000,000 in coverage.  Our management believes this policy amount to be appropriate for our current level of operations.

Competition

Packaged Dry Goods and Sauces.  The food business is highly competitive.  We expect competition to intensify in the future.  In our chosen industry segments, numerous brands and products compete for shelf space and sales, with competition based primarily on price, quality and convenience.  We compete with a significant number of companies of varying sizes, including divisions or subsidiaries of large, vertically integrated, international companies.  A vast majority of our competitors have broader product lines, as well as substantially greater financial and other resources available to them.  There can be no assurance that we will be able to compete effectively.  A failure to compete effectively will result in diminished revenue and will have a material adverse effect on our business, operating results and financial condition.

Coffee.  The coffee market, in general, and the specialty coffee market, in particular, is highly competitive.  We believe the specialty coffee market niche is one that depends heavily on brand presence for sustainable success.  We attempt to compete within the industry by promoting our interesting brand name, Tchoupitoulas Coffee Company, as well as the superior taste and quality of our coffee, rather than the price of our products.  In retail outlets, such as supermarkets, our products compete directly with large purveyors of specialty and non-specialty coffees that have established brand names and retail shelf presence.  On the Internet, at least initially, it will be difficult for us to attract a significant number of purchasers.  We may not be successful in attracting retail customers for our coffee products.

Regulatory Matters

The production and marketing of our specialty food products are subject to the rules and regulations of various Federal, state and local health agencies, including the U.S. Food and Drug Administration (“FDA”).  Regulations apply to many aspects of our business, including our products and their ingredients, manufacturing, safety, labeling, transportation, recycling, advertising and sale.  For example, our products, and their manufacturing, labeling, marketing and sale in the U.S. are subject to various aspects of the Federal Food, Drug, and Cosmetic Act, the Federal Trade Commission Act, the Lanham Act, state consumer protection laws and state warning and labeling laws.  The FDA also regulates labeling of our products.  From time to time, we may receive notification of various technical labeling or ingredient reviews with respect to our products.  Currently, we and, to our knowledge, our suppliers are in compliance with all applicable laws and regulations as they relate to our products.  As our product offerings expand, we intend to establish a compliance program to ensure compliance with production, marketing and labeling regulations.

We are also subject to the laws and regulations applicable to business operations, such as business licensing requirements, health department standards, income taxes and payroll taxes.  In this regard, there are no regulatory notifications or actions currently outstanding against us or, to our knowledge, Edible Enterprises.

Intellectual Property

We regard our trademarks, service marks, business know-how and proprietary recipes as having significant value and as being an important factor in the marketing of our specialty food products. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

We are the owner of the following trademarks:  Louisiana Food CompanyTM, The Quarter’sTM, Tchoupitoulas Coffee CompanyTM and Parkson FoodsTM.  In the near future, we intend to file for registration of these trademarks with the U.S. Patent and Trademark Office.

We also own an array of proprietary recipes that we use, or intend to use, in our business.

Description of Property

Our approximately 400 square-foot leased offices are located within the Edible Facility at 917 Third Street, Norco, Louisiana 70079.  Our monthly rent is $200, under a one-year lease expiring in October 2011.  Should additional space may be required as we expand our operations, we expect that such space would be available within the Edible Facility.  We currently do not own any real property.

Employees

We currently have no employees other than our President and Vice President.  Our business development, corporate administration and business operations are overseen directly by our President.  Our Vice President oversees record keeping and financial reporting functions.  We intend to hire a small number of employees, at such times as our business conditions warrant.  We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed, on a consulting basis.

Company Website

Our company’s corporate website can be found at www.lafoodco.com.  As a public company, we will make available free of charge at this website all of our reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K.  These reports will be made available on our website as soon as reasonably practicable after their filing with, or furnishing to, the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with the balance sheet as of September 30, 2010, and the financial statements for the period August 17, 2010 (inception), to September 30, 2010, included elsewhere in this Prospectus.  The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements.  These forward-looking statements are based on our management’s current expectations with respect to future events, financial performance and operating results, which statements are subject to risks and uncertainties, including, but not limited to, those discussed below and elsewhere in this Prospectus.  The risks and uncertainties discussed herein could cause our actual results to differ from the results contemplated by these forward-looking statements.  We urge you to consider carefully the information set forth in this Prospectus under “Risk Factors”.

General

We are a development-stage company incorporated in the State of Nevada on August 17, 2010.  We are in the business of developing and exploiting food-related business opportunities in the State of Louisiana.  To date, we have developed a line of packaged specialty food products, a line of specialty sauces and a line of specialty coffee products.  We will sell these specialty food product lines to distributors, directly to retailers and directly to consumers over the Internet.

Overview

While we are a business in the early-stage of development, we have begun to derive revenues from our operations, through sales to retail grocery stores and through our online store.  Our current focus is on (1) sales to established food distributors, (2) direct sales to retail grocery stores, (3) developing our Charter Independent Distributor Program and (4) sales through our web site, www.lafoodco.com.

In order to accelerate the growth of our business, we will need to obtain additional capital from this Direct Public Offering or from another source or sources.  We intend to apply additional capital, as and if obtained, to the expansion of our Charter Independent Distributor Program, the pursuit of nation retail accounts and to the expansion of sales through our web site, primarily through Internet advertising strategies.

Our management believes there to be a multitude of small, locally-owned food businesses throughout Louisiana, the products of which are worthy of national distribution.  Our management further believes that we have the opportunity to bring to these locally produced and sold Louisiana-centric specialty food products to the national market, by way of distribution agreements, private label arrangements or acquisition.

As part of our business strategy, after we have better established the sales and distribution channels of our current lines of specialty food products, we intend to consider acquisitions of existing food-related businesses, as such acquisition opportunities become available to us.  There is no current arrangement or understanding between our company and any other company or person with regard to a merger or acquisition transaction.

Recent Developments

Since our inception (August 17, 2010), we have sold a total of 5,380,000 shares of our common stock for a total of $55,600 in cash.  5,200,000 of these shares were sold for $.01 per share, for a total of $52,000; 180,000 of these shares were sold for $.02 per share, for a total of $3,600.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

•	our ability to maintain, on commercially reasonable terms, the supply of our packaged dry products and our coffee products;
•	our ability to expand the channels of distribution for our specialty food products;
•	our ability to attract new and repeat customers to our online store; and
•	our ability to contain our costs of goods sold and maintain our law overheard.

Based on our current business plan, we expect to incur operating losses for at least the first two quarters of Fiscal 2011.  However, because our specialty food products are new, we cannot predict the levels of our sales during Fiscal 2011.

To date, we have sold our products to only a small number of customers.  We do not have a formal relationship with any of our customers and they may, in their sole discretion and without penalty, cease purchasing our specialty food products.  Our only other channel of distribution is through our website, which has generated only a small level of sales revenues.

We have a single source for packaged food products and a single source for our coffee products.  Each of these suppliers is located within 60 miles of our production, packaging and distribution location in Norco, Louisiana.  We have not entered into any formal supply agreements with these suppliers.  We are required to pay in full for inventory purchased from these suppliers, upon our receipt of their shipments.  If the prices charged by these suppliers increase and we are not able to pass on the increased prices to our customers, then our margins would be reduced, which would, in turn, adversely affect our future profitability.

Results of Operations

For the Period from August 17, 2010 (inception) to September 30, 2010.  During the Period from August 17, 2010 (inception) to September 30, 2010 (the “Current Period”), we generated no revenues from sales of our specialty food products.  During the Current Period, we received the first purchase order for our specialty food products.  However, due to the fact that the Current Period ended between the date of receipt of this purchase order and the date on which the order shipped, the purchase order amount, $8,280, does not appear on our September 30, 2010, statement of operations.

For the Current Period, we incurred a net loss of $35,361.  Of the $35,361 in expenses for the Current Period, $2,500 is attributable to the issuance of 500,000 shares of our common stock to one of our officers as a retention bonus, $20,000 is attributable to the issuance of shares of our common stock in payment of services to third parties and $3,276 is attributable to the issuance of warrants for services to an officer and a third party.  A total of 2,000,000 shares of common stock, valued at $10,000 for financial reporting purposes, were issued to third-party consultants and 5,000,000 shares of common stock, valued at $10,000 for financial reporting purposes, were issued in payment of legal services.  By issuing common stock in payment of these necessary services, we were able to preserve our available cash.  While we do not expect that we will issue common stock in payment of services during the remainder of 2010, it is possible that, if we lack the cash needed to obtain necessary services, we would issue shares of common stock in payment thereof.  Our cash expenses during the Current Period related primarily to normal start-up costs and costs associated with the development of our specialty food products, including label design costs.

Plan of Operations

Our Plan of Operations, which is detailed in the following paragraphs, generally involves the development of distribution channels for our specialty food products, as well as our locating food-related business opportunities in the State of Louisiana.

We have developed the following specialty food products (each being described under “Business” herein):

Packaged Dry Products:
Our Jammin’ Jambalaya, Acadiana Dirty Rice, Bayou Moon Jamasta, Breaux Bridge Etouffee, Fais do-do Gumbo and Bon Temps Lou’siana Fry are currently available to purchasers.  We expect that our Red Stick Red Beans, Elysian Fields Black-Eyed Peas and Pirogue Rice will be available to purchasers prior to December 31, 2010.

Sauce Products:	We expect that our The Quarter’s Pasta Sauce and The Quarter’s Creole Sauce will be available to purchasers prior to December 1, 2010.

Coffee Products:	Our Dark Roast, Medium Roast, Dark Roast (Decaf) and Chicory Blend products are currently available to purchasers.

A portion of funds that we obtain in the future, including through this Direct Public Offering, will be applied to the expansion of our distribution channels.  Specifically, we intend to expend funds in advertising for participants in our Charter Independent Distributor Program.  Our advertising will be done in local newspapers around the United States and over the Internet via one or more of the existing Internet advertising systems, such as Google AdSense®.  Additionally, we intend to use Internet advertising to entice retail consumers to purchase our specialty food products directly from our online store that is a part of our web site, www.lafoodco.com.

As we increase our sales, we will apply available funds to the expansion of our food manufacturing capabilities.  We currently produce our wet products at a certified commercial kitchen housed in the same building as our corporate headquarters and we expect that this kitchen will be adequate for at least the next six months.

Our management believes there to be a multitude of small, locally-owned food businesses throughout Louisiana, the products of which are worthy of national distribution.  Our management further believes that we have the opportunity to bring to these locally produced and sold Louisiana-centric specialty food products to the national market, by way of distribution agreements, private label arrangements or acquisition.

While our level of future funding will determine the potential rate of growth for our business, our Plan of Operations will be the same.  Without additional funding, we will expand our operations only to the extent that our operations generate adequate funds.  There is, of course, no assurance that our operations will be successful, in this regard.  With additional funding, we believe that we will be able to increase sales of our products through our aggressive advertising strategy.  As with any start-up company that offers unproven products, there is no assurance that our company will be successful with any level of additional funding.

Liquidity

For the Period from August 17, 2010 (inception), to September 30, 2010.

Working Capital.  At September 30, 2010, we had working capital of $27,987, including cash on hand of $22,353.  Since our inception, we have raised a total of $55,600 from private sales of our common stock.  Currently, we possess approximately $25,000 in cash.  We have ceased our efforts in raising funds privately, due to our management’s belief that current market conditions favor our efforts pursuant to this offering to attract capital.  There are no assurances in this regard, however.

Cash Flows.  For the Period from August 17, 2010 (inception), to September 30, 2010, we used $12,647 in our operating activities.  Our investing activities used $2,000 for equipment purchases.  Our financing activities provided $37,000 in cash, which we received from private sales of our common stock.

Contractual Obligations

To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.  Our longest-lived obligation is the lease agreement for our corporate headquarters, which expires in October 2011.  Our monthly obligation under this lease is $200.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to our financial statements included in this Prospectus.  We have consistently applied these policies in all material respects.  We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment or estimates, to any significant degree.

Uncertainties and Trends

Our operations and revenues are dependent, now and in the future, upon the following factors:

•	whether we successfully commercialize our new specialty food products;
•	whether we compete effectively in the severely competitive food industry; and
•	whether the continuing economic recession in the United States will adversely affect our ability to attract customers to our specialty food products.

There is no assurance that our company will be able to accomplish our objectives.  Our failure to do so would likely cause purchasers of our common stock to lose their entire investments in our company.

Inflation

Inflation can be expected to have an impact on our operating costs.  A prolonged period of inflation could cause interest rates, wages and other costs to increase which would adversely affect our results of operations. In the current economic and political climate, no predictions can be made with respect to the future effects of inflation on or business.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that would have any current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Capital Expenditures

During the period from August 17, 2010 (inception), to September 30, 2010, our capital expenditures were for purchases of equipment in the amount of $2,000.  Should we obtain at least $30,000, we expect to purchase selected items of equipment for use in the production of our specialty food products, including product packaging equipment.  However, we cannot predict the exact amount of these potential capital expenditures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers.

Name	Age	Position(s)

David Loflin	53	President and Director
Waddell D. Loflin	61	Vice President, Chief Financial Officer, Secretary and Director

Our current officers and directors serve until the next annual meeting of our Board of Directors or until their respective successors are elected and qualified. All officers serve at the discretion of our Board of Directors.  Certain information regarding the backgrounds of each of the officers and directors is set forth below.

David Loflin, from June 2003 through September 2010, served as an officer and director of Santeon Group, Inc., a publicly-traded company (Symbol: SANT) (see “Information Regarding Santeon Group, Inc.” below), with his last position having been as a vice president.

Based on Mr. Loflin’s experience as a director and chief executive officer of public companies (USURF America, Inc. and Santeon, Inc.) since 1997 and his extensive understanding of the restaurant business from his past ownership of restaurants in the Baton Rouge, Louisiana, area, it was determined that Mr. Loflin is qualified to serve in his current positions with our company.

Waddell D. Loflin, has, since January 2009, operated as an independent business consultant.  From June 2003 through to January 2009, Mr. Loflin served as an officer and director of Santeon Group, Inc. (see “Information Regarding Santeon Group, Inc.” below).

Based on Mr. Loflin’s experience as a director and executive officer, including acting chief financial officer, of public companies (USURF America, Inc. and Santeon, Inc.) since 1997 and his extensive understanding of the restaurant business from his past ownership of restaurants in the Baton Rouge, Louisiana, area, it was determined that Mr. Loflin is qualified to serve in his current positions with our company.

Information Regarding Santeon Group, Inc.  From June 2003 through 2004, Santeon Group (under the corporate name Air-Q Wi-Fi Corporation) engaged in the wireless Internet access business.  From January 2005 through 2008, Santeon Group (under the corporate name Diamond I, Inc.) pursued the commercial placement of a hand-held wireless gaming system for use primarily in casinos, opened several online “casinos”, i.e., Internet web sites offering poker and other card games “for entertainment purposes only”, with a plan to derive revenues from its “click-through advertising” program, and pursued the development of an online biofuels exchange.  Following a change-in-control transaction, occurring in January 2009, until June 2010, Santeon Group (under the corporate name ubroadcast, inc.), operated an Internet broadcasting website, www.ubroadcast.com.  In June 2010, Santeon Group shifted its focus to the development and sale of information management products.

Promoter

Our legal counsel, Newlan & Newlan, is considered a promoter of our company.

Corporate Governance

Committees; Meetings of the Board.  We do not have a separate Compensation Committee, Audit Committee or Nominating Committee.  These functions are to be conducted by our Board of Directors meeting as a whole.

To date, our Board of Directors has been taken by unanimous written consent in lieu of a meeting on 11 occasions; our Board of Directors has not yet held a meeting.

Audit Committee.  Our Board of Directors has not established an audit committee.  The functions of an audit committee are currently performed by our entire Board of Directors.  We are under no legal obligation to establish an audit committee and our Board of Directors has elected not to do so.  This decision was made so as to avoid the time and expense of identifying independent directors willing to serve on the audit committee.  We may establish an audit committee in the future, if our Board of Directors determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

Independence of Board of Directors

Neither of our directors is “independent”, within the meaning of definitions established by the SEC or any self-regulatory organization.  We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our President, David Loflin, at our executive offices.  However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications.  We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time.  Mr. Loflin collects and evaluates all shareholder communications.  All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Prospectus, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for our executive officers since the inception of our company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)		Total ($)

David Loflin	2010	—	(1)	—	—		—	—	—	1,638	(2)	1,638	(2)
President

Waddell D. Loflin	2010	—	(3)	—	2,500	(4)	—	—	—	—		2,500	(4)
Vice President, Acting Chief Financial Officer, Secretary and Treasurer

(1)
Mr. David Loflin, our President, currently has committed to provide up to 30 hours per week providing management services to us.  He has agreed to work for no cash remuneration until such time as we generate sufficient revenues for the payment of salaries to our management.

(2)
As part of our initial capitalization, we issued Mr. David Loflin 2,000,000 warrants to purchase a like number of shares of our common stock. $1,638 of the value of these warrants was recorded as compensation expense in our financial statements.

(3)
Mr. Waddell Loflin, our Vice President, Acting Chief Financial Officer and Secretary, currently has committed to provide up to 30 hours per week providing management services to us.  He has agreed to work for no cash remuneration until such time as we generate sufficient revenues for the payment of salaries to our management.

(4)	We issued 500,000 shares of our common stock to Mr. Waddell Loflin as a retention bonus, which shares were valued by our Board of Directors at $2,500.

Currently, our management is unable to estimate accurately when our company will generate sufficient revenues for the payment of salaries to our management.  Also, our Board of Directors has yet to determine the level of compensation that is to be paid to any of our management personnel.

As of the date of this Prospectus, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided or contributed to by our company.

Outstanding Equity Awards Since Inception

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unex- ercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

None	—	—	—	—	n/a	—	n/a	—	—

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock

The following table sets forth certain information as of the date of this Prospectus, with respect to the beneficial ownership of shares of our common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the shares shown.  As of the date of this Prospectus, we had 25,880,000 shares of common stock issued and outstanding.

Name and Address of	Prior to This Offering			After This Offering
Beneficial Owner	Shares Owned		% (1)	Shares Owned		% (2)

David Loflin	15,000,000	(3)	48.42%	14,000,000	(3)	43.78%

Waddell D. Loflin	500,000		1.61%	500,000		1.56%

Newlan & Newlan (4)	7,000,000	(3)	22.60%	6,000,000	(3)	18.76%

Officers and directors as a group (2 persons)	15,500,000	(3)	50.03%	14,500,000	(3)	45.34%

(1)	Based on 30,980,000 shares outstanding, including 5,100,000 shares underlying currently exercisable warrants.
(2)	Based on 31,980,000 shares outstanding, including 5,100,000 shares underlying currently exercisable warrants and assuming the issuance of 1,000,000 shares in the Direct Public Offering.
(3)	2,000,000 of these shares are unissued, but underlie currently exercisable warrants.
(4)	The law firm of Newlan & Newlan is our company’s legal counsel; the firm’s address is 800 Parker Square, Suite 205, Flower Mound, Texas 75028.

Voting Agreement

The original terms of a pre-incorporation agreement among three of our shareholders, David Loflin, Paul J. Goldman, M.D. and Newlan & Newlan, contained an agreement for the parties to vote for David Loflin as a director of our company.  This voting agreement has been terminated by the parties.

Shares Eligible for Future Sale

As of the date of this Prospectus, there were 25,880,000 shares of our common stock issued and outstanding.

Shares Covered by this Prospectus.  As of the date of this Prospectus, all 8,380,000 shares being offered hereunder by the Selling Shareholders may be sold without restriction under the Securities Act.

Rule 144.  A person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their common stock provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (2) we had been subject to the Exchange Act reporting requirements for at least 90 days before the sale and, (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months, but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of common stock that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding, which, as of the date of this Prospectus, equals approximately 258,800 shares; and
•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

However, since we anticipate that our shares will be quoted on the OTC Bulletin Board, which is not an “automated quotation system”, our shareholders will not be able to rely on the market-based volume limitation described in the second item above. If, in the future, our common stock is listed on an exchange or quoted on NASDAQ, then our shareholders would be able to rely on the market-based volume limitation.  Unless and until our common stock is so listed or quoted, our shareholders are able to rely only on the percentage-based volume limitation described in the first item above.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.  The Selling Shareholders will not be governed by the foregoing restrictions when selling their shares pursuant to this Prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pre-incorporation Agreement

In August 2010, three of our shareholders, David Loflin, our President, Paul J. Goldman, M.D. and Newlan & Newlan, our legal counsel, entered into a pre-incorporation agreement.  This agreement contained the following provisions:

•	Securities Issuances. Mr. Loflin, Dr. Goldman and Newlan & Newlan purchased securities of our company, as follows:

•
David Loflin purchased 13,000,000 shares of Common Stock and 2,000,000 warrants to purchase a like number of shares of Common Stock at an exercise price of $.10 per share, for items of personal property and intellectual property valued by our Board of Directors at $13,000.

•	Paul J. Goldman, M.D. purchased 600,000 shares of Common Stock and 180,000 warrants to purchase a like number of shares of Common Stock at an exercise price of $.10 per share, for $6,000 in cash.

•
Newlan & Newlan, our legal counsel, was issued 5,000,000 shares of Common Stock and 2,000,000 warrants to purchase a like number of shares of Common Stock at an exercise price of $.10 per share, in payment of $10,000 in legal services.

•	Voting Agreement. The original terms of this agreement required the parties to vote for David Loflin as a director of our company. This voting agreement has been terminated by the parties.

Retention Bonus

In August 2010, we issued 500,000 shares of our common stock to one of our officers, Waddell D. Loflin, as a retention bonus, which shares were valued by our Board of Directors at $2,500, in the aggregate.

LEGAL MATTERS

The validity of the shares to be sold by us under this Prospectus will be passed upon for us by Newlan & Newlan, Flower Mound, Texas.  Newlan & Newlan owns 5,000,000 shares of our common stock and 2,000,000 warrants to purchase a like number of shares.

EXPERTS

Our financial statements for the period from August 17, 2010 (inception), to September 30, 2010, included in this Prospectus have been audited by PMB Helin Donovan, LLP, as set forth in its report of independent registered public accounting firm included in this Prospectus.  Its report is given upon its authority as an expert in accounting and auditing.

COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to our company or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to our company or our shareholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Nevada law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including this Prospectus, exhibits, schedules and amendments, under the Securities Act, with respect to the shares of common stock to be offered and sold in this offering.  This Prospectus does not contain all of the information included in the registration statement.  For further information about us and the shares of our common stock to be offered and sold in this offering, please refer to this registration statement (Commission File No.: 333-169924).

As of the date of this Prospectus, we became subject to the informational requirements of the Exchange Act.  Accordingly, we will file annual, quarterly and special reports and other information with the SEC.  You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549.  You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings will also be available to the public at the SEC's web site located at http:/www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Louisiana Food Company:

We have audited the accompanying balance sheet of Louisiana Food Company (the Company) (a development stage company) as of September 30, 2010, and the related statements of operations, shareholders' equity(deficit), and cash flows for the period from inception (August 17, 2010) through September 30, 2010. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Louisiana Food Company as of September 30, 2010, and the results of its operations and its cash flows for the period from inception (August 17, 2010) through September 30, 2010, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements the Company has sustained a net loss from operations and has an accumulated deficit during the development stage.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accumulated equity (deficit) during the development stage for the period from date of inception (August 17, 2010) through September 30, 2010, is $40,415.

PMB Helin Donovan, LLP

/s/ PMB HELIN DONOVAN, LLP

October 13, 2010

Dallas, Texas

LOUISIANA FOOD COMPANY
(A Development Stage Company)

BALANCE SHEET

September 30, 2010

ASSETS

Current assets

Cash and cash equivalents	$22,353

Inventory	5,031

Deposits	603

Total current assets	27,987

Equipment, net of accumulated depreciation of $55	1,945

Intangible assets	10,483

Total assets	$40,415

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Commitments and contingencies	–

Stockholders’ equity

Preferred stock, $.001 par value: 5,000,000 shares authorized; zero shares issued and outstanding	$—

Common stock, $.001 par value: 50,000,000 shares authorized; 25,700,000 shares issued and outstanding	25,450

Additional paid-in capital	65,326

Subscription receivable	(15,000)

Deficit accumulated during development stage	(35,361)

Total stockholders’ equity	40,415

Total liabilities and stockholders’ equity	$40,415

The accompanying notes are an integral part of these statements.

LOUISIANA FOOD COMPANY
(A Development Stage Company)

STATEMENT OF OPERATIONS

For the Period from Inception (August 17, 2010) to September 30, 2010

Revenues	$—

Cost of sales	—

Gross profit	—

Expenses:

Compensation	4,138

Consulting	10,860

Legal and professional	16,638

Depreciation and amortization	55

Corporate expenses	1,056

Rent	469

General and administrative	2,145

Total operating expenses	35,361

Loss before income taxes	(35,361)

Provision for income taxes	—

Net loss	$(35,361)

Income (loss) per share:

Basic and diluted	$(0.00)

Weighted average number of shares outstanding:

Basic and diluted	22,134,883

The accompanying notes are an integral part of these statements.

LOUISIANA FOOD COMPANY
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

For the Period From Inception (August 17, 2010) to September 30, 2010

					Deficit
					Accumulated
					during	Stockholders’
	Common Stock, $.001 par value		Additional	Subscription	Development	(Deficit)
	Shares	Amount	Paid-in Capital	Receivable	Stage	Equity

Balance, August 17, 2010	—	$—	$—	$—	$—	$—

Stock issued for property at $.001 per share	13,000,000	13,000	—	—	—	13,000

Stock issued for services at $.002 per share	5,000,000	5,000	5,000	—	—	10,000

Stock issued for cash at $.01 per share	3,700,000	3,700	33,300	—	—	37,000

Stock issued for cash at $.01 per share	1,500,000	1,500	13,500	(15,000)	—	—

Stock issued for bonus at $.01 per share	500,000	500	2,000	—	—	2,500

Stock issued for services	2,000,000	2,000	8,000	—	—	10,000

Warrants issued for services	—	—	132,850	—	—	3,276

Net loss	—	—	—	—	(35,361)	(35,361)

Balance, September 30, 2010	25,700,000	$25,700	$61,800	$(15,000)	$(35,361)	$40,415

The accompanying notes are an integral part of these statements.

LOUISIANA FOOD COMPANY
(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period from Inception (August 17, 2010) to September 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(35,361)

Adjustments to reconcile net loss to cash used for operating activities:

Depreciation and amortization	55

Non-cash operating expenses	25,776

(Increase) in deposits	(603)

(Increase) in inventory	(2,514)

Net cash used for operating activities	(12,647)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of equipment	(2,000)

Net cash used in investing activities	(2,000)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from sale of common stock for cash	52,000

Subscription receivable	(15,000)

Net cash provided by financing activities	37,000

NET CHANGE IN CASH	22,353

Cash, beginning of period	—

Cash, end of period	$22,353

Supplemental disclosure:

Interest paid	$—

Income taxes paid	$—

Non-cash financing and investing activities

Stock issued for services	$20,000

Stock issued for inventory and intangible asset	$13,000

Stock issued for bonus	$2,500

Warrants issued for services	$3,276

The accompanying notes are an integral part of these statements.

LOUISIANA FOOD COMPANY
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

September 30, 2010

NOTE 1.  THE COMPANY

Louisiana Food Company (the “Company”) was incorporated in the State of Nevada on August 17, 2010 (Inception).  The Company’s focus is on the development and commercial exploitation of food-related business opportunities in the State of Louisiana.  To date, the Company has developed a line of packaged specialty food products, a line of specialty pasta sauces and a line of specialty coffee products, and sells these specialty food product lines to distributors, retailers and over the Internet.  Because each of the Company’s products is produced locally in Louisiana, the Louisiana Department of Agriculture and Forestry has granted the Company a license to affix the Department’s “Certified” logos on the Company’s products.  The Company’s leased headquarters and kitchen facilities are located within a food technology incubator established by the River Parish Community Development Corporation which offers the Company extremely economic access to FDA-approved commercial kitchen facilities.

Liquidity and Management Plans

At September 30, 2010, the Company had cash and cash equivalents of $22,353, working capital of $27,987 and an accumulated deficit during the development stage of $35,361.  Management has taken several actions to ensure that the Company will have sufficient cash for its working capital needs through September 30, 2011, including minimization of discretionary expenditures, maintenance of no debt liabilities, commitment to a minimal office lease of $200 per month for one year, and use of health code compliant kitchen facilities on an hourly basis to handle its sales orders on an as needed basis. The Company plans to seek an additional equity infusion to support operations through a stock offering.  Management believes that these actions will enable the Company to meet its working capital needs through September 30, 2010.

Going Concern

The Company has incurred losses totaling $35,361 from its Inception through September 30, 2010, and had limited working capital at September 30, 2010.  Because of these conditions, the Company will require additional working capital to continue operations and develop its business. The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing.

There are no assurances that the Company will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support the Company’s working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not continue its operations or execute its business plan.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company presents its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). In June 2009, the Financial Accounting Standards Board (“FASB”) completed its accounting guidance codification project. The FASB Accounting Standards Codification (“ASC”) is the single source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with GAAP.  The Company refers to the ASC Codification as the sole source of authoritative literature.

Development Stage Company

The Company has not generated revenue since Inception.  The accompanying financial statements have, therefore, been prepared using the accounting format prescribed for a development stage company in ASC 915.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting of amounts of revenues and expenses during the reported period. Significant estimates include valuation of receivables, inventory and stock warrants.  Actual results could differ from those estimates.

Fiscal Year End

The Company elected September 30 as its fiscal year ending date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Revenue Recognition

The Company derives its revenue from sales of its food and coffee products.  The Company recognizes revenue in accordance with ASC 605, Revenue Recognition.  Under the authoritative guidance, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred and services have been rendered, the sales price is determinable and collectability is reasonable assured.  Sales are recorded net of discounts, rebates and returns.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.  Outstanding account balances are reviewed individually for collectability.  Bad debt expense is included in general and administrative expenses.  To date, the Company has not charged off any balances, as all of its accounts receivable are currently not of an “aged” nature.

The Company does not have any off-balance-sheet credit exposure to its customers.

Inventory

Inventory is composed of coffee and food items needed to formulate the Company’s branded products and are stated at lower of cost (first in, first out) or market through the use of a valuation allowance.  In order to assess the ultimate realization of inventories, the Company makes judgments as to future demand compared to current inventory levels.  No such allowance is currently established at September 30, 2010.

Property and Equipment

Property and equipment are carried at cost.  Depreciation and amortization is computed on the straight-line method over the estimated useful lives of the assets.  The estimated useful life of the Company’s equipment is three years. Depreciation expense for the period from Inception to September 30, 2010, was $55.

Intangible Assets

Intangibles consist of trade names, trademarks, brand names and recipes.  Purchased trademarks are initially measured based on their fair values.  Trademarks include purchased trademarks, brand names, logos or other recognizable symbols associated with the Company's products.  Trademarks are not amortized because they have indefinite lives.  Assets determined to have indefinite lives are no longer amortized in accordance with ASC 350, Goodwill and other Intangibles, but are tested for impairment on an annual basis.  The carrying amount of intangibles not subject to amortization is $10,483 as of September 30, 2010.

The Company evaluates the recoverability of identifiable intangible assets annually or whenever events or changes in circumstances indicate that an intangible asset's carrying amount may not be recoverable.  Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset.  The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it.  If the sum of the expected future net cash flows are less than the carrying value of the asset being evaluated, an impairment loss would be recognized.  The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value.  The fair value is measured based on quoted market prices, if available.  If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows.  The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated.  These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.  During the period from Inception through September 30, 2010, the Company recorded no impairment losses related to an intangible asset.

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820) for nonfinancial assets and nonfinancial liabilities measured on a nonrecurring basis in August 2010, and such adoption did not have a material impact on the Company’s financial statement disclosures.  ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principle or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The levels of the fair value hierarchy established by ASC 820 are:

Level 1:	inputs are quoted prices, unadjusted, in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2:
inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. A Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3:	inputs are unobservable and reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

At September 30, 2010, the Company does not have any assets or liabilities which are recorded at fair value on a recurring basis.

The Company considers the recorded value of certain of its financial assets and liabilities, which consist primarily of cash and cash equivalents and other current assets, to approximate the fair value of the respective assets at September 30, 2010, based upon the short-term nature of the assets.  The carrying value of certain of the financial instruments, of other current assets, approximate fair value due to their short maturities.

Equity Instruments Issued to Parties Other than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of ASC 505-50-30.  Pursuant to ASC 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete, the date on which it is probable that performance will occur or the date of issuance of the equity instrument.

Provision for Income Taxes

Income taxes are calculated based upon the liability method of accounting in accordance with ASC 750-10-60, Income Taxes.  In accordance with ASC 750-10-60, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard to allow for recognition of such an asset.  In addition, realization of an uncertain income tax position must be estimated as “more likely than not” (i.e., greater than 50% likelihood of receiving a benefit) before it can be recognized in the financial statements.  Further, the recognition of tax benefits recorded in the financial statements to be based on the amount most likely to be realized assuming a review by tax authorities having all relevant information.  The Company had minimal impact from adoption of this Interpretation.

Net Income (Loss) per Common Share

The Company is required to provide basic and dilutive earnings (loss) per common share information.  The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities.  At September 30, 2010, there were potentially dilutive securities outstanding consisting of warrants convertible into 5,100,000 shares of common stock.

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Subsequent Events

The Company evaluates events that occur subsequent to the balance sheet date of periodic reports, but before financial statements are issued for periods ending on such balance sheet dates, for possible adjustment to such financial statements or other disclosure. This evaluation generally occurs through the date at which the Company’s financial statements are electronically prepared for filing.

Concentrations of Risk

The Company currently has only a single source for its packaged dry products and coffee products.  The Company’s market is currently concentrated in the State of Louisiana and, through the Internet and its distributor program, is attempting to broaden its market to other states.  At September 30, 2010, the Company has a very small established customer base.

Property

The Company does not own any real property.  The Company currently leases corporate office space and FDA-approved commercial kitchen facilities in Norco, Louisiana.

Recently Issued Accounting Pronouncements

Accounting Standards Codification: In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162 (“SFAS 168”).  The guidance establishes the FASB Accounting Standards Codification (“ASC”) as the source of authoritative accounting principles recognized by the FASB. The guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The Company adopted this guidance for its fiscal year ended September 30, 2010. There was no change to the Company’s financial statements due to the implementation of this guidance.

Fair Value Measurements: In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, Measuring Liabilities at Fair Value (“ASU 2009-05”). ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value of such liability using one or more of the techniques prescribed by the update. ASU 2009-05 is effective for the first reporting period beginning after issuance. The Company adopted ASU 2009-05 for its fiscal year ended September 30, 2010. There was no change to its financial statements due to the implementation of this guidance.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements (“ASU 2010-06”).  Reporting entities will have to provide information about movements of assets among Levels 1 and 2; and a reconciliation of purchases, sales, issuance, and settlements of activity valued with a Level 3 method, of the three-tier fair value hierarchy established by SFAS No. 157.  The ASU 2010-06 also clarifies the existing guidance to require fair value measurement disclosures for each class of assets and liabilities. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, for Level 1 and 2 disclosure requirements and after December 15, 2010, for Level 3 disclosure requirements.  The Company will adopt the guidance in its fiscal quarter ending March 31, 2010.  The Company does not anticipate this adoption will have a material impact on its financial statements.

Transfers of Financial Assets:  In December 2009, the FASB issued ASU No. 2009-16, Transfers and Servicing (Topic 860)—Accounting for Transfers of Financial Assets (“ASU 2009-16”). ASU 2009-16 codifies SFAS No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140 (“SFAS 166”), issued in June 2009. The guidance eliminates the concept of a “qualifying special-purpose entity” and changes the requirements for derecognizing financial assets. The guidance is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. Earlier adoption is prohibited. The Company will adopt the guidance in the first quarter of fiscal 2011. The Company does not anticipate this adoption will have a material impact on its financial statements.

Amendments to Accounting Standards Codification:  In February 2010, the FASB issued ASU No. 2010-08, Technical Corrections to Various Topics (“ASU 2010-08”). ASU 2010-08 makes various non-substantive amendments to the FASB Codification that does not fundamentally change existing GAAP; however, certain amendments could alter the application of GAAP relating to embedded derivatives and the income tax aspects of reorganization. The amended guidance is effective beginning in the first interim or annual period beginning after the release of the ASU, except for certain amendments.  The Company will adopt the guidance in the first quarter of 2011. The Company does not anticipate this adoption will have a material impact on its financial statements.

Subsequent Events:  On February 24, 2010, the FASB issued ASU No. 2010-09, Subsequent Events (Topic 855) – Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”). ASU 2010-09 removes the requirement that SEC filers disclose the date through which subsequent events have been evaluated. This amendment alleviates potential conflicts between Subtopic 855-10 and the SEC’s requirements. The guidance became effective with the issuance of ASU 2010-09 and the Company has adopted this guidance.

In January 2010, the FASB issued Accounting Standards Update 2010-04, Accounting for Various Topics – Technical Corrections for SEC Paragraphs (“Update”).  Included in the Update is clarification as to the date of issuance of a financial statement including clarification of subsequent events issues in relation to the issuance of such financial statements (FASB ASC 855-10-S99).  The Company does not believe that this update will have a material impact on its financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-06, Fair Value Measurements and Disclosures (“FV Update”), requiring disclosures for transfers in and out of Level 1 and 2 fair value measurements and descriptions for the reasons for the transfers, as well as increased disclosure requirements for activity in Level 3 fair value measurements.  The FV Update was issued to amend current disclosure requirements for such valuations.  The Company does not believe that this update will have a material impact on its financial statements.

NOTE 3.  RELATED-PARTY TRANSACTIONS

The Company was formed pursuant to a pre-incorporation agreement.  The Company’s President was a party to this agreement and was, upon formation of the Company and in accordance with the pre-incorporation agreement, issued 13,000,000 shares of Company common stock and 2,000,000 warrants to purchase a like number of shares at an exercise price of $.10 per share.  The Company received items of personal and intellectual property in exchange for its shares of common stock.  The Company’s Board of Directors determined that the aggregate value of the items of property was $13,000, of which $2,517 has been recorded as inventory and $10,483 has been recorded as an intangible asset.  The value of the warrants of $1,638 has been included in compensation expense.

The Company’s legal counsel was also a party to the pre-incorporation agreement and is considered a promoter of the Company.  Upon formation of the Company and in accordance with the pre-incorporation agreement, the Company’s legal counsel was issued 5,000,000 shares of Company common stock and 2,000,000 warrants to purchase a like number of shares at an exercise price of $.10 per share, in payment of $10,000 in legal services.  The value of the warrants of $1,638 has been included in professional fees.

NOTE 4.  INCOME TAXES

At September 30, 2010, the Company had deferred tax assets principally arising from net operating loss carry-forwards for income tax purposes.  The Company calculates its deferred tax assets using the federal tax rate of 35% and the following state tax rates:  Louisiana (from 4-8%).  Due to its net operating loss and the uncertainty of future profitability and limitations on the utilization of net operating loss carry-forwards under IRC Section 382, a valuation allowance has been recorded to fully offset the Company’s deferred tax asset.

The actual Federal income tax provision differs from the amount computed by applying the Federal corporate income tax rate of 35% to income before taxes as follows for the years ended September 30, 2010:

2010

Expected federal tax benefit	$12,376

States and local taxes	0

Non-deductible expenses	3,276

Change in valuation allowance	(12,376)

Income tax expense	$0

The tax effect of temporary differences that give rise to the deferred tax assets at September 30, 2010, are as follows:

2010

Net operating loss carryforwards	$(32,085)

Intangible assets	10,483

Depreciation	(1,995)

Valuation allowance	(23,597)

Net deferred tax assets	$0

In assessing the realization of deferred tax assets, management determines whether it is more likely than not some, or all, of the deferred tax asset will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income.  Management considers projected taxable income and tax planning strategies in making this assessment.  Based upon the level of historical taxable losses and projected taxable losses over the periods that the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences and thus recorded a valuation allowance against the entire deferred tax asset balance.

At September 30, 2010, the Company had net operating loss carry-forwards of approximately $32,085 for federal income tax purposes.  The net operating loss carry-forwards are available to be utilized against future taxable income through fiscal year 2030, subject to the Tax Reform Act of 1986, which imposed substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change” as defined by the Internal Revenue Code.  Federal and state net operating losses are subject to limitations as a result of these restrictions.  Under such circumstances, the Company’s ability to utilize its net operating losses against future income may be reduced.

A reconciliation of the statutory of federal and state tax rates to the Company’s effective tax rates is as follows:

2010

Statutory regular federal income tax rate	35%

Statutory regular state income tax rate	4-8%

Change in valuation allowance	(100)%

Net deferred tax assets	0%

Reconciliation of the statutory federal income tax rate to the Company's effective tax rate is as follows:

2010

Net loss before taxes	$35,361

U.S. statutory rate	35%

Increase in deferred tax asset	12,376

Change in deferred tax asset valuation account	(12,376)

Total tax expense	$0

Effective tax rate	0.0%

The valuation allowance has been estimated in an amount equal to the projected future benefit of the loss carryforward because there is no assumption that the Company will generate sufficient income to utilize the tax benefit.  The losses incurred to date may be limited due to changes in control of the Company and limitations on the deductibility of fees for services paid through the issuance of common stock.  The Company will have unused net operating losses available for carry-forwards of approximately $32,085 that will start to expire in 2030 in the United States of America.

NOTE 5.  DEPOSITS

At September 30, 2010, deposits, comprised entirely of a utility security deposit, were $603.

NOTE 6.  INTANGIBLE ASSETS

The Company’s intangible assets include trademarks, brand names and recipes of its food and coffee products acquired in exchange for the issuance of common stock.

NOTE 7.  CAPITAL STOCK

Common Stock Issued for Property

During the period from Inception through September 30, 2010, the Company issued 13,000,000 shares of its common stock for items of personal and intangible property.  Specifically, the Company received goods and recipes useful in its specialty food business.  The Company’s Board of Directors determined that the aggregate value of the items of property was $13,000, of which $2,517 was determined to be inventory and $10,483 was determined to be recipes and brand names.

Common Stock Issued for Services

The holders of the Company’s common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The Company’s Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

During the period from Inception through September 30, 2010, the Company issued a total of 7,000,000 shares of its common stock for services to third-party consultants for services, resulting in $20,000 in non-cash compensation expense included in professional and legal expenses and consulting fees in the accompanying statement of operations.  The value of the transactions was determined based on value of shares of common stock issued as determined by the board of directors.  As there are no performance commitments or penalties for non-performance, the Company recorded the expense at the date of issuance.

Common Stock Issued for Cash

During the period from Inception through September 30, 2010, the Company issued a total of 5,200,000 shares of its common stock for cash in the total amount of $52,000.

Subscription Receivable

At September 30, 2010, the Company had not received a total of $15,000 in payment of common stock sold.  This is amount appears as a subscription receivable on the accompanying balance sheet and statement of stockholders’ equity (deficit).

NOTE 8.  WARRANTS TO PURCHASE COMMON STOCK

Outstanding Stock Warrants

In August and September 2010, the Company issued stock warrants to two related-parties.  The President, Mr. David Loflin, was issued 2,000,000 warrants for services rendered in establishing the Company.  The law firm of Newlan & Newlan, Counsel to the Company, was issued 2,000,000 warrants for professional services rendered for organizing the Company.   Additionally, 1,100,000 warrants were issued to purchasers of common shares during the period from Inception (August 17, 2010) through September 30, 2010.  The warrants allow the warrant holders to purchase, in aggregate, 5,100,000 shares of common stock at a price of $0.10 per share.  The two-year warrants expire during August 2012 and September 2012.  All warrants are fully vested and exercisable at September 30, 2010.  For the period from Inception through September 30, 2010, $1,638 and $1,638 of compensation expense and professional fees, respectively, related to the issuance of the warrants was recognized.  A summary of the status and changes of the warrants issued during the period from Inception through September 30, 2010, are as follows:

	Shares	Weighted Average Exercise Price

Outstanding at beginning of period	-0-	$-0-

Issued	5,100,000	$0.10

Exercised	-0-	-0-

Forfeited	-0-	-0-

Expired	-0-	-0-

Outstanding at end of period	5,100,000	$0.10

Exercisable at end of period	5,100,000	$0.10

A summary of the status of the warrants outstanding at September 30, 2010, is presented below:

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.10	5,100,000	2 years	$0.10	5,100,000	$0.10

At September 30, 2010, vested warrants of 5,100,000 had an aggregate intrinsic value of $0.

The fair value of each of the Company’s stock warrants is estimated on the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted in the table below.  Expected volatility is based on an average of historical volatility of the Company’s common stock.  The risk-free interest rate for periods within the contractual life of the stock warrant award is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the award is granted with a maturity equal to the expected term of the award.  The Company uses historical data to estimate forfeitures within its valuation model.

The significant weighted average assumptions relating to the valuation of the Company’s options for the period ended September 30, 2010, were as follows:

2010

Grant price	$0.01

Strike price	$0.10

Dividend yield	0%

Expected life	2 years

Expected volatility	100%

Risk-free interest rate (2 YR U.S. Treasury)	0.37% to 0.58%

NOTE 9.  COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company’s corporate office is located in Norco, Louisiana, under a one year lease that expires September 30, 2011, and requires monthly rental payments of $200 per month.  The Company has no future minimum rental commitments beyond September 30, 2011.  The Company had rental expense under operating leases of $200 for the period ended September 30, 2010.

NOTE 10.  EARNINGS (LOSS) PER SHARE

The Company has adopted ASC 260-10-45-60, which provides for calculation of “basic” and “diluted” earnings per share.  The computation of earnings (loss) per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.  The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents that would arise from the exercise of stock options and warrants outstanding under the treasury method and the average market price per share during the year.  Common stock equivalents at September 30, 2010, consisted of  5,100,000 in warrants.  Common stock equivalents at September 30, 2010, were considered but were not included in the computation of loss per share at September 30, 2010, because they would have been anti-dilutive.

	Net Loss (Numerator)	Shares (Denominator)	Per-Share Amount

Earnings for the period from Inception (August 17, 2010) through September 30, 2010:

Basic EPS

Net loss to common shareholders	$(35,361)	22,134,883	$(0.00)

NOTE 11.  SUBSEQUENT EVENTS

Subscription Receivable

In October 2010, the Company received $15,000 in cash in payment of the $15,000 subscription receivable that appears on the accompanying balance sheet.

Private Offering of Common Stock

In October 2010, the Company completed a private offering of its common stock.  In this private offering, the Company sold 180,000 shares of its common stock for cash in the aggregate amount of $3,600, or $.02 per share.

(RESALE OFFERING PROSPECTUS COVER PAGE)

PROSPECTUS

LOUISIANA FOOD COMPANY

8,380,000 Shares By Existing Shareholders

We are registering for resale 8,380,000 shares of our common stock by Selling Shareholders (the “Resale Offering”).  Our company will not derive any funds from sales of common stock by the Selling Shareholders.

Non-affiliate Selling Shareholders	Affiliate Selling Shareholders

Non-affiliate Selling Shareholders are offering a total of 6,380,000 shares and will sell such shares at a fixed price of $.80 per share, until our common stock is quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.  Each of the Non-affiliate Selling Shareholders may be deemed to be an “underwriter”.

Affiliate Selling Shareholders (one of our officers and a promoter) are offering a total of 2,000,000 shares at a fixed price of $.80 per share.  As these Affiliate Selling Shareholders are considered underwriters, they are required to offer their shares at the fixed price of $.80 per share, even after our common stock is quoted on the OTCBB.

There has never been a market for our common stock and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market.  We intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board (the “OTCBB”).  We do not yet have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our common stock will develop.

INVESTING IN OUR COMMON STOCK INVOLVES VERY HIGH RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

Dealer Prospectus Delivery Obligation

Until _________________ (90 days from the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this Prospectus is ___________, 2010.

(RESALE OFFERING PROSPECTUS ALTERNATE PAGE)

PROSPECTUS SUMMARY

The following summary highlights material information contained in this Prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  Before making an investment decision, you should read this Prospectus carefully, including the section entitled “Risk Factors” and the financial statements and the notes thereto.  You should also review the other available information referred to under “Where You Can Find More Information”, as well as any amendment or supplement hereto.  Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to Louisiana Food Company, a Nevada corporation.

The following summary highlights material information contained in this Prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  Before making an investment decision, you should read this Prospectus carefully, including the section entitled “Risk Factors” and the financial statements and the notes thereto.  You should also review the other available information referred to under “Where You Can Find More Information”, as well as any amendment or supplement hereto.  Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to Louisiana Food Company, a Nevada corporation.

The Issuer

Louisiana Food Company was incorporated in the State of Nevada on August 17, 2010.  It is our intention to focus on locating, developing and commercializing food-related business opportunities in the State of Louisiana.

We have established three lines of “Certified” Louisiana specialty food products: (1) packaged dry products, (2) sauce products and (3) coffee products.  We will market our packaged dry products under our “Louisiana Food Company” brand name; we will market our sauce products under our “The Quarter’s” brand name; we market our coffee products under our “Tchoupitoulas Coffee Company” trade name (“Tchoupitoulas” is pronounced “chop-uh-too-lus”). We will sell these specialty food product lines to distributors, directly to retail grocery stores, directly to other retailers and directly to consumers through our online store.  (See “Business”).

In September 2010, we received the first purchase order for our specialty food products.  In November 2010, we completed our first sales to two retail grocery stores and made our first sales directly to consumers through our online store.  By December 1, 2010, we expect to have fulfilled the first orders of our packaged dry products and sauce products.

Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from our specialty food product sales.  Our independent registered public accounting firm (our auditors) included in its audit report an explanatory paragraph as to an uncertainty with respect to our ability to continue as a going concern.  If we are not able to continue as a going concern, it is likely investors will lose their investments.

Our corporate office is located at 917 Third Street, Norco, Louisiana 70079; our telephone number is (877) 732-2143; our corporate web site is www.lafoodco.com.

Securities Offered

This Prospectus relates to the resale of 8,380,000 shares of our common stock by the Selling Shareholders. (See “Plan of Distribution”).

Non-affiliate Selling Shareholders.  Non-affiliate Selling Shareholders are offering a total of 6,380,000 shares and will sell such shares at a fixed price of $.80 per share, until our common stock is quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.

PROSPECTUS SUMMARY – continued

Affiliate Selling Shareholders.  Affiliate Selling Shareholders (one of our officers and a promoter) are offering a total of 2,000,000 shares at a fixed price of $.80 per share.  As these Affiliate Selling Shareholders are considered underwriters, they are required to offer their shares at the fixed price of $.80 per share, even after our common stock is quoted on the OTCBB.

No Public Market

There is no public market for our common stock.  We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our common stock will make it difficult to sell your shares.  We intend to have a market maker file an application with FINRA for our common stock to become eligible for trading on the OTCBB.

Duration of Offering

This offering by the Selling Shareholders will terminate on the earlier of the date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act and the date on which all shares offered by this Prospectus have been sold by the Selling Shareholders.

Shares Outstanding

Before This Offering.  There are 25,880,000 shares of our common stock issued and outstanding as of the date of this Prospectus.

After This Offering.  Following this offering, including the Direct Public Offering if our company sells all 1,000,000 shares offered thereunder, there will be 26,880,000 shares of our common stock issued and outstanding.

Offering Proceeds

Our company will not derive any funds from sales of common stock by the Selling Shareholders.

Use of Proceeds

Our company will not derive any funds from sales of common stock by the Selling Shareholders.

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the information included in the “Risk Factors” section of this Prospectus, as well as the other information contained in this Prospectus, prior to making an investment decision regarding our common stock.

(RESALE PROSPECTUS ALTERNATE PAGE)

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock offered by the Selling Shareholders. We are registering 8,380,000 of our 25,880,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

(RESALE OFFERING PROSPECTUS ALTERNATE PAGE)

PLAN OF DISTRIBUTION

In August 2010, we issued a total of 18,600,000 shares pursuant to a pre-incorporation agreement, as follows:

•	13,000,000 shares were issued to our President, David Loflin, for certain items of personal and intangible property, which property was valued by our Board of Directors at $13,000 ($.001 per share);

•	5,000,000 shares were issued to our company’s legal counsel and promoter, Newlan & Newlan, in payment of $10,000 ($.002 per share) of legal services; and

•	600,000 shares were issued to Paul J. Goldman, M.D., for $10,000 ($.01 per share) in cash.

Also in August 2010, we issued an additional 4,500,000 shares of our common stock, as follows:

•	2,000,000 shares were issued to five persons for a total of $20,000 ($.01 per share), in cash. These shares were issued under five separate securities purchase agreements;

•	2,000,000 shares were issued to a third party consultant under a consulting agreement, in payment of $10,000 ($.005 per share) of consulting services; and

•	500,000 shares were issued to one of our officers, Waddell D. Loflin, as a retention bonus, which shares were valued by our Board of Directors at $2,500 ($.005 per share), in the aggregate.

In September 2010, we issued an additional 2,600,000 shares of our common stock to four persons for a total of $26,000 ($.01 per share), in cash.  These shares were issued under a four separate securities purchase agreements.

In October 2010, 180,000 shares were issued to 24 persons for a total of $3,600 in cash, or $.02 per share.  These shares were issued in a private offering pursuant to Rule 506 of Regulation D under the Securities Act.  Each investor therein represented in writing that he was acquiring the shares for his own account and for investment.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

The common stock offered under this Prospectus by the Selling Shareholders may be sold from time to time for the account of the Selling Shareholders named in the following table.  The table also contains information regarding each Selling Shareholder’s beneficial ownership of shares of our common stock as of the date of this Prospectus, and as adjusted to give effect to the sale of the shares offered hereunder.

Other than the relationships described below, none of the Selling Shareholders had or has any material relationship with our company.  None of the Non-affiliate Selling Shareholders is a family member of the current officers and directors of our company.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders as of the date of this Prospectus, as well as the number of shares of common stock covered by this Prospectus.

PLAN OF DISTRIBUTION – continued

		Prior to this Offering				After this Offering
Name of Selling Shareholder	Position, Office or Other Material Relationship	# of Shares Beneficially Owned		% Beneficially Owned (1)	# of Shares to be Offered for the Account of the Selling Shareholder	# of Shares to be Beneficially Owned		% to be Beneficially Owned (2)

David Loflin	Officer/Director	15,000,000	(7)	48.42%	1,000,000	14,000,000	(7)	43.78%
Newlan & Newlan (3)	Promoter	7,000,000	(7)	22.60%	1,000,000	6,000,000	(7)	18.76%
Paul J. Goldman, M.D.	N/A	780,000	(8)	2.52%	600,000	180,000	(8)	*
Brad A. Kinder	N/A	600,000	(9)	1.94%	500,000	100,000	(9)	*
Douglas V. Martin	N/A	600,000	(9)	1.94%	500,000	100,000	(9)	*
Roy M. Brumbaugh	N/A	600,000	(9)	1.94%	500,000	100,000	(9)	*
William Huff	N/A	300,000	(10)	*	250,000	50,000	(10)	*
Clarence Farmer	N/A	300,000	(10)	*	250,000	50,000	(10)	*
Rage Marketing, Inc. (4)	N/A	2,000,000		6.46%	1,000,000	1,000,000		3.13%
James D. Luneau	N/A	120,000	(11)	*	100,000	20,000	(11)	*
L. E. Arnold	N/A	1,200,000	(12)	3.87%	1,000,000	200,000	(12)	*
FLL Shamrock, LP(5)	N/A	1,200,000	(12)	3.87%	1,000,000	200,000	(12)	*
Blayne G. St. James	N/A	600,000	(9)	1.94%	500,000	100,000	(9)	*
Marcos Villegas	N/A	15,000		*	15,000	-0-		0%
Lacey M. Luneau	N/A	10,000		*	10,000	-0-		0%
Teresa Guerin	N/A	20,000		*	20,000	-0-		0%
Peggy Ojea	N/A	5,000		*	5,000	-0-		0%
Chris Villnurve	N/A	5,000		*	5,000	-0-		0%
Cheryl Villnurve	N/A	5,000		*	5,000	-0-		0%
Martha Rayburn	N/A	5,000		*	5,000	-0-		0%
Donald Rayburn	N/A	5,000		*	5,000	-0-		0%
Angela Hasty	N/A	5,000		*	5,000	-0-		0%
Stephanie Smith	N/A	5,000		*	5,000	-0-		0%
Rebeca Villnurve	N/A	5,000		*	5,000	-0-		0%
Jenifer Cole	N/A	25,000		*	25,000	-0-		0%
Harrison Cole	N/A	5,000		*	5,000	-0-		0%
Lily Cole	N/A	5,000		*	5,000	-0-		0%
Alyson Huff	N/A	10,000		*	10,000	-0-		0%
Jason Huff	N/A	10,000		*	10,000	-0-		0%
Chris Olson	N/A	5,000		*	5,000	-0-		0%
Shelly Scott	N/A	5,000		*	5,000	-0-		0%
Mary Scott	N/A	5,000		*	5,000	-0-		0%
Billy C. Lawrence	N/A	5,000		*	5,000	-0-		0%
Jodi Lawrence	N/A	5,000		*	5,000	-0-		0%
T.J. Haines	N/A	5,000		*	5,000	-0-		0%
Jacke Haines	N/A	5,000		*	5,000	-0-		0%
Fort Worth Diagnostic	N/A	5,000		*	5,000	-0-		0%
Clinic, LLC (6)
	TOTALS	30,480,000		98.39%	8,380,000	22,100,000		69.11%
*	Less than 1%.
(1)	Based on 30,980,000 shares outstanding, including a total of 5,100,000 unissued shares that underlie currently exercisable warrants.

PLAN OF DISTRIBUTION – continued

(2)
Based on 31,980,000 shares outstanding, assuming the sale by us of 1,000,000 shares under the Direct Public Offering Prospectus and including a total of 5,100,000 unissued shares that underlie currently exercisable warrants.

(3)
Newlan & Newlan is our corporate counsel and a promoter; Newlan & Newlan, including its partners, Lee Newlan and Eric Newlan, are deemed to be affiliates, who possess voting and investment control with regard to the securities owned by this entity.

(4)	Heriberto Cruz possesses voting and investment control with regard to the shares owned by this entity.
(5)	Vern C. Moter possesses voting and investment control with regard to the shares owned by this entity.
(6)	This entity is owned by Paul J. Goldman, M.D., one of the other Selling Shareholders, who possesses voting and investment control with regard to the securities owned by this entity.
(7)	2,000,000 of these shares are unissued, but underlie currently exercisable warrants.
(8)	180,000 of these shares are unissued, but underlie currently exercisable warrants.
(9)	100,000 of these shares are unissued, but underlie currently exercisable warrants.
(10)	50,000 of these shares are unissued, but underlie currently exercisable warrants.
(11)	20,000 of these shares are unissued, but underlie currently exercisable warrants.
(12)	200,000 of these shares are unissued, but underlie currently exercisable warrants.

None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer.

David Loflin, one of our officers and directors, and Newlan & Newlan, our corporate counsel and a promoter, are Affiliate Selling Shareholders and will be considered to be underwriters for purposes of this offering; the Non-affiliate Selling Shareholders may be deemed to be underwriters.  Mr. Loflin’s and Newlan & Newlan’s intentions are to remain associated with our company regardless of whether or not they sell all or a substantial portion of their holdings in our company.  Mr. Loflin is, nevertheless, offering 7.70% of his shareholder interest (1,000,000 shares out of his holdings of 13,000,000 shares) in this offering, and Newlan & Newlan is offering 20% of its shareholder interest (1,000,000 shares out of its holdings of 5,000,000 shares).  In the aggregate, 7.73% of all outstanding shares of common stock is being offered by the Affiliate Selling Shareholders, since sales by Mr. Loflin and Newlan & Newlan would otherwise be restricted to 1% (or approximately 258,800 shares) of all outstanding shares every three months in accordance with Rule 144.  As officers, control persons, promoters or affiliates of Louisiana Food Company, Mr. Loflin and Newlan & Newlan may not avail themselves of the provisions of Rule 144(d) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that Rule 144’s one-year holding period requirement is met.

The Selling Shareholders will sell their shares of common stock at a fixed price of $.80 per share until our common stock is quoted on the OTCBB or another quotation medium and, thereafter, at prevailing market prices, or privately negotiated prices, with the exception of Mr. Loflin and Newlan & Newlan, who are underwriters, and, as affiliates, must offer their shares at a fixed price of $.80 per share even if our shares become quoted on the OTCBB or another quotation medium.

The Selling Shareholders may offer their shares at various times in one or more of the following transactions:

•	in any market that might develop;

•	in transactions other than market transactions;

•	by pledge to secure debts or other obligations;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•	in a combination of any of the above.

PLAN OF DISTRIBUTION – continued

The Selling Shareholders may use broker-dealers to sell shares.  Should this occur, a broker-dealer would either receive discounts or commissions from Selling Shareholders or receive commissions from purchasers of shares for whom they shall have acted as agents.  To date, no discussions have been held or agreements reached with any broker-dealer.  No broker–dealer participating in the distribution of the shares covered by this Prospectus may charge commissions in excess of 8% on any sales made hereunder.

The Affiliate Selling Shareholders who are offering their shares for resale hereunder and any broker-dealers who act in connection with the sale of the shares hereunder will be considered underwriters of this offering, within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

The Selling Shareholders and any purchasers of our common stock should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of our common stock, other than commissions or discounts of underwriters, broker-dealers or agents.  We have also agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

This offering by the Selling Shareholders will terminate on the earlier of the:

•	date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act; and

•	date on which all shares offered by this Prospectus have been sold by the Selling Shareholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion, of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If any of the Selling Shareholders enter into an agreement after the effectiveness of the registration statement of which this Prospectus is a part to sell all or a portion of their shares to a broker-dealer as principal and the broker-dealer is acting as underwriter, we will file a post-effective amendment to our registration statement of which this Prospectus is a part identifying the broker-dealer, providing the required information on the plan of distribution, revising disclosures in the registration statement as required and filing the agreement as an exhibit to the registration statement.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our common stock, if any, will be in the over-the-counter markets, including the OTCBB, as maintained by FINRA.  As a result, investors may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

Penny Stock

SEC Rule 15g-9 establishes the definition of a “penny stock”, for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our common stock will be considered to be a “penny stock” for the immediately foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person's account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

PLAN OF DISTRIBUTION – continued

In order to approve a person's account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of the investor and make a reasonable determination that the transactions in penny stocks are suitable for that investor and that the investor has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination, and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our common stock.  (See “Risk Factors”).

(RESALE OFFERING PROSPECTUS ALTERNATE PAGE)

DILUTION

With respect to the common stock offered and sold by the Affiliate Selling Shareholders hereunder, purchasers of common stock will incur substantial dilution.  This dilution is due to the Affiliate Selling Shareholders’ being required to sell their shares of common stock at the fixed price of $.80.

With respect to the common stock offered and sold by the Non-affiliate Selling Shareholders hereunder, purchasers of common stock will likely incur substantial dilution.  This dilution is due to the Non-affiliate Selling Shareholders’ being required to sell their shares of common stock the fixed price of $.80, until our common stock is quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.

The table below illustrates the dilution to purchasers of common stock, assuming a purchase price of $.80 per share and (A) no shares of our common stock are sold under the Direct Public Offering Prospectus, (B) 1,000,000 shares (100%) of our common stock are sold under the Direct Public Offering Prospectus, (C) 750,000 shares (75%) of our common stock are sold under the Direct Public Offering Prospectus, (D) 500,000 shares (50%) of our common stock are sold under the Direct Public Offering Prospectus and (E) 250,000 shares (25%) of our common stock are sold under the Direct Public Offering Prospectus

Assuming the Sale of No Shares in the Direct Public Offering

Assumed offering price per share	$0.80
Net tangible book value per share as of September 30, 2010	$0.001
Dilution in net tangible book value per share to purchasers (See NOTE below)	$0.799

Assuming the Sale of 1,000,000 Shares in the Direct Public Offering (100%)

Assumed offering price per share	$0.80
Net tangible book value per share as of September 30, 2010	$0.001
Increase in net tangible book value per share after giving effect to this Direct Public Offering	$0.03
Pro forma net tangible book value per share as of September 30, 2010	$0.031
Dilution in net tangible book value per share to new investors (See NOTE below)	$0.769

Assuming the Sale of 750,000 Shares in the Direct Public Offering (75%)

Assumed offering price per share	$0.80
Net tangible book value per share as of September 30, 2010	$0.001
Increase in net tangible book value per share after giving effect to this Direct Public Offering	$0.023
Pro forma net tangible book value per share as of September 30, 2010	$0.024
Dilution in net tangible book value per share to new investors (See NOTE below)	$0.776

Assuming the Sale of 500,000 Shares in the Direct Public Offering (50%)

Assumed offering price per share	$0.80
Net tangible book value per share as of September 30, 2010	$0.001
Increase in net tangible book value per share after giving effect to this Direct Public Offering	$0.015
Pro forma net tangible book value per share as of September 30, 2010	$0.016
Dilution in net tangible book value per share to new investors (See NOTE below)	$0.784

Assuming the Sale of 250,000 Shares in the Direct Public Offering (25%)

Assumed offering price per share	$0.80
Net tangible book value per share as of September 30, 2010	$0.001
Increase in net tangible book value per share after giving effect to this Direct Public Offering	$0.008
Pro forma net tangible book value per share as of September 30, 2010	$0.009
Dilution in net tangible book value per share to new investors (See NOTE below)	$0.791

DILUTION – continued

NOTE: The dilution to be incurred by purchasers who acquire their shares after our common stock becomes quoted on the OTCBB will vary and, therefore, cannot be predicted.

The $.80 fixed offering price is significantly greater than the price paid by any of our current shareholders, including one of our officers and a promoter.  Our current shareholders have paid an average of approximately $.003 per share, including the value of shares issued in consideration of personal property, intellectual property and services, which value is $.797 per share lower than the $.80 per share fixed offering price.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

SEC Registration Fee	$535.04

Blue Sky Fees and Expenses	750.00	*

Audit Fees and Expenses	5,000.00

Legal Fees and Expenses	7,000.00

Miscellaneous Expenses	1,000.00	*

TOTAL	$14,285.04	*

* Estimate.

Item 14.  Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

A.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

B.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

C.	a transaction from which the director derived an improper personal profit; and

D.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by our Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 15.  Recent Sales of Unregistered Securities.

1.  (a) Securities Sold. On August 17, 2010, 13,000,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to David Loflin;  (c) Consideration. Such shares of common stock were issued for items of personal and intangible property valued at $13,000; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

2.  (a) Securities Sold. On August 17, 2010, 2,000,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to David Loflin; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.10 per share.  All of the common stock purchase warrants are exercisable until August 16, 2012.

3.  (a) Securities Sold. On August 17, 2010, 5,000,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Newlan & Newlan, Attorneys at Law;  (c) Consideration. Such shares of common stock were issued in payment of $10,000 in legal services; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

4.  (a) Securities Sold. On August 17, 2010, 2,000,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Newlan & Newlan, Attorneys at Law; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.10 per share.  All of the common stock purchase warrants are exercisable until August 16, 2012.

5.  (a) Securities Sold. On August 19, 2010, 500,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Roy Brumbaugh;  (c) Consideration. Such shares of common stock were issued for $5,000 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

6.  (a) Securities Sold. On August 19, 2010, 100,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Roy Brumbaugh; (c) Consideration. Such common stock purchase warrants were issued as part of units of securities, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.10 per share.  All of the common stock purchase warrants are exercisable until August 18, 2012.

7.  (a) Securities Sold. On August 19, 2010, 500,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Brad A. Kinder; (c) Consideration. Such shares of common stock were issued for $5,000 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

8.  (a) Securities Sold. On August 19, 2010, 100,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Brad A. Kinder; (c) Consideration. Such common stock purchase warrants were issued as part of units of securities, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.10 per share.  All of the common stock purchase warrants are exercisable until August 18, 2012.

9.  (a) Securities Sold. On August 19, 2010, 500,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Douglas V. Martin; (c) Consideration. Such shares of common stock were issued for $5,000 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

10.  (a) Securities Sold. On August 19, 2010, 100,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Douglas V. Martin; (c) Consideration. Such common stock purchase warrants were issued as part of units of securities, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.10 per share.  All of the common stock purchase warrants are exercisable until August 18, 2012.

11.  (a) Securities Sold. On August 31, 2010, 250,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to William Huff; (c) Consideration. Such shares of common stock were issued for $2,500 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

12.  (a) Securities Sold. On August 19, 2010, 50,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to William Huff; (c) Consideration. Such common stock purchase warrants were issued as part of units of securities, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.10 per share.  All of the common stock purchase warrants are exercisable until August 30, 2012.

13.  (a) Securities Sold. On August 31, 2010, 250,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Clarence Farmer; (c) Consideration. Such shares of common stock were issued for $2,500 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

14.  (a) Securities Sold. On August 19, 2010, 50,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Clarence Farmer; (c) Consideration. Such common stock purchase warrants were issued as part of units of securities, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.10 per share.  All of the common stock purchase warrants are exercisable until August 30, 2012.

15.  (a) Securities Sold. On August 26, 2010, 2,000,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Rage Marketing, Inc.;  (c) Consideration. Such shares of common stock were issued in payment of $10,000 in consulting services; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

16.  (a) Securities Sold. On August 27, 2010, 500,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Waddell D. Loflin;  (c) Consideration. Such shares of common stock were issued as a retention bonus and were valued at $2,500; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

17.  (a) Securities Sold. On September 10, 2010, 600,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Paul J. Goldman, M.D.;  (c) Consideration. Such shares of common stock were issued for $6,000 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

18.  (a) Securities Sold. On September 10, 2010, 180,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Paul J. Goldman, M.D.; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.10 per share.  All of the common stock purchase warrants are exercisable until September 9, 2012.

19.  (a) Securities Sold. On September 27, 2010, 100,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to James D. Luneau;  (c) Consideration. Such shares of common stock were issued for $1,000 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

20.  (a) Securities Sold. On September 27, 2010, 20,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to James D. Luneau; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.10 per share.  All of the common stock purchase warrants are exercisable until September 26, 2012.

21.  (a) Securities Sold. On September 28, 2010, 1,000,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to L. E. Arnold;  (c) Consideration. Such shares of common stock were issued for $10,000 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

22.  (a) Securities Sold. On September 28, 2010, 200,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to L. E. Arnold; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.10 per share.  All of the common stock purchase warrants are exercisable until September 27, 2012.

23.  (a) Securities Sold. On September 28, 2010, 1,000,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to FLL Shamrock, LP;  (c) Consideration. Such shares of common stock were issued for $10,000 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

24.  (a) Securities Sold. On September 28, 2010, 200,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to FLL Shamrock, LP; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.10 per share.  All of the common stock purchase warrants are exercisable until September 27, 2012.

25.  (a) Securities Sold. On September 28, 2010, 500,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Blayne G. St. James;  (c) Consideration. Such shares of common stock were issued for $5,000 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

26.  (a) Securities Sold. On September 28, 2010, 100,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Blayne G. St. James; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.10 per share.  All of the common stock purchase warrants are exercisable until September 27, 2012.

27.  (a) Securities Sold. On October 13, 2010, 180,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to 24 persons;  (c) Consideration. Such shares of common stock were issued for a total of $3,600 in cash, or $.02 per share; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering, which private offering was terminated prior to the filing of this Registration Statement. These purchasers were investors capable of evaluating an investment in our company.

Item 16.  Exhibits.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description

3.1 †	Articles of Incorporation of Louisiana Food Company.

3.2 †	Bylaws of Louisiana Food Company.

4.1 †	Specimen Common Stock Certificate.

4.2 †	Common Stock Purchase Warrant issued to Roy Brumbaugh.

4.3 †	Common Stock Purchase Warrant issued to Brad A. Kinder.

Exhibit Number	Description

4.4 †	Common Stock Purchase Warrant issued to Douglas V. Martin.

4.5 †	Common Stock Purchase Warrant issued to William Huff.

4.6 †	Common Stock Purchase Warrant issued to Clarence Farmer.

4.7 †	Common Stock Purchase Warrant issued to David Loflin.

4.8 †	Common Stock Purchase Warrant issued to Paul J. Goldman, M.D.

4.9 †	Common Stock Purchase Warrant issued to Newlan & Newlan.

4.10 †	Common Stock Purchase Warrant issued to James D. Luneau.

4.11 †	Common Stock Purchase Warrant issued to L. E. Arnold.

4.12 †	Common Stock Purchase Warrant issued to FLL Shamrock, LP.

4.13 †	Common Stock Purchase Warrant issued to Blayne G. St. James.

5.1 †	Opinion of Newlan & Newlan, re: legality of the securities being registered.

10.1 †	Pre-incorporation Agreement and Subscription among between David Loflin, Paul J. Goldman, M.D. and Newlan & Newlan.

10.2 †	Securities Purchase Agreement between Louisiana Food Company and Roy Brumbaugh.

10.3 †	Securities Purchase Agreement between Louisiana Food Company and Brad A. Kinder.

10.4 †	Securities Purchase Agreement between Louisiana Food Company and Douglas V. Martin.

10.5 †	Securities Purchase Agreement between Louisiana Food Company and William Huff.

10.6 †	Securities Purchase Agreement between Louisiana Food Company and Clarence Farmer.

10.7 *	Consulting Agreement between Louisiana Food Company and Rage Marketing, Inc.

10.8 †	Securities Purchase Agreement between Louisiana Food Company and James D. Luneau.

10.9 †	Securities Purchase Agreement between Louisiana Food Company and L. E. Arnold.

10.10 *	Securities Purchase Agreement between Louisiana Food Company and FLL Shamrock, LP.

10.11 †	Securities Purchase Agreement between Louisiana Food Company and Blayne G. St. James.

10.12 †	Lease Agreement between Louisiana Food Company and Edible Enterprises.

23.1 *	Auditor Consent.

Exhibit Number	Description

23.2 †	Consent of Newlan & Newlan (included in Exhibit 5.1).

99.1 *	Form of Subscription Agreement.

* Filed herewith.

† Filed previously.

Item 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) (1)
For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norco, State of Louisiana, on the 18th day of November, 2010.

LOUISIANA FOOD COMPANY

By:	/s/ DAVID LOFLIN
David Loflin, President
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title(s)	Date

/s/ DAVID LOFLIN		November 18, 2010
David Loflin	President (Principal Executive Officer) and Director

/s/ WADDELL D. LOFLIN		November 18, 2010
Waddell D. Loflin	Vice President, Acting Chief Financial Officer (Principal Financial and Accounting Officer), Secretary, Treasurer and Director